Exhibit (a)(1)(A)

AUGME TECHNOLOGIES, INC.

OFFER TO EXCHANGE
CERTAIN OUTSTANDING OPTIONS
FOR REPLACEMENT OPTIONS

THIS OFFER AND WITHDRAWAL RIGHTS EXPIRE
AT 9:00 P.M. PACIFIC TIME ON AUGUST 29, 2013
UNLESS THIS OFFER IS EXTENDED

Augme Technologies, Inc., which is sometimes referred to herein as the “Company,” “Augme,” “our,” “us,” or “we” is offering eligible employees, certain officers and members of our Board of Directors (the “Directors”) the opportunity to exchange certain outstanding options to purchase shares of our common stock, par value $0.0001 per share (the “Common Stock”) granted under (i) the Augme Technologies, Inc. 2010 Incentive Stock Option Plan (the “2010 Plan”) and (ii) pursuant to three stock option agreements dated June 8, 2010, June 8, 2010 and June 24, 2010, representing options to purchase an aggregate of 417,000 shares of Common Stock (the “Stock Awards”) registered pursuant to a Form S-8 registration statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on October 21, 2010, for new, replacement options (the “Replacement Options”) to purchase that number of shares of our Common Stock calculated pursuant to the exchange ratios described below and with an exercise price equal to the closing price of the Company’s common stock as reported by Bloomberg LP on the last trading day the Exchange Offer is open  (the “New Exercise Price”), all to be granted under the 2010 Plan (the “Option Exchange”). We will grant the Replacement Options on the date we cancel the options accepted for exchange, which we expect will be the expiration date of the Option Exchange (the “Offer Expiration Date”). We are making this offer (“Offer”) upon the terms and subject to the conditions set forth in this Offer to Exchange Certain Outstanding Options for Replacement Options (this “Offer to Exchange”) and in the related Terms of Election (the “Terms of Election” and, together with this Offer to Exchange, as they may be amended from time to time, the “Offer Documents”).

On July 25, 2013 the Company’s shareholders approved a name change of the Company to Hipcricket, Inc. Upon effectiveness of the name change all references in the Offer Documents to the “Company,” “Augme,” “our,” “us,” or “we” will refer to Hipcricket, Inc., the subject company.

Eligible Options. Outstanding options with exercise prices of $1 per share or greater issued under the 2010 Plan held by current employees, certain current Directors and officers of the Company and all outstanding options issued pursuant to the Stock Awards, whether or not vested, are eligible for the Option Exchange (“Eligible Options”). Options outstanding on the date this Offer commences but expiring pursuant to their terms prior to the Offer Expiration Date will be forfeited as of their expiration dates (unless earlier exercised) and will not be eligible for exchange in the Option Exchange. The outstanding options you hold under the 2010 Plan or the Stock Awards give you the right to purchase our Common Stock once you exercise those options by paying the New Exercise Price.

Eligible Participants. You are eligible to participate in the Option Exchange (an “Eligible Participant”) only if (i) you are an employee, Director or officer of the Company or any of our subsidiaries on the date this Offer commences, (ii) remain an employee, Director or officer of the Company or any of our subsidiaries through the Offer Expiration Date, and (iii) hold at least one Eligible Option as of the commencement of the Offer.

Replacement Options. All Eligible Options we accept pursuant to the Option Exchange will be cancelled on the Offer Expiration Date, currently scheduled for 9:00 p.m. Pacific Time on August 29, 2013, and Eligible Options tendered for exchange will no longer be exercisable after that time. We expect to grant the Replacement Options on the Offer Expiration Date. The number of Replacement Options issued to each Eligible Participant will be determined based on the following exchange ratios:

1 Replacement Option will be issued to an Eligible Participant
for every number of Eligible Options currently held as specified in this column	that is currently priced from and including …	to and including.
2	$1.00	$1.24
3	1.25	1.74
4	1.75	2.24
5	2.25	2.49
6	2.50	2.99
7	3.00	3.49
10	3.50	4.25

Eligible Options that were held by a given Eligible Participant on the same Grant Date, with the same exercise price and subject to the same vesting schedule constitute a single “grant” for the purposes of this Offer, regardless of how many underlying shares of Common Stock are subject to the grant. For example, if you were granted Eligible Options to purchase 1,000 shares of our Common Stock subject to equal annual vesting over five years following the Grant Date, this constitutes a single option “grant,” rather than 1,000 individual option grants.

Accordingly, if you, for example, tender for exchange Eligible Options associated with one grant, with an exercise price of $1.50, to purchase 1,000 shares of our Common Stock, you will receive Replacement Options to purchase 334 shares of our Common Stock exercisable at the New Exercise Price. Alternatively, if you tender multiple Eligible Options associated with multiple grants that have various exercise prices, you will receive the total number of Replacement Options due pursuant to the exchange ratios as set forth above for each exercise price of the Eligible Options, in the form of one set of Replacement Options at the New Exercise Price.

•
Vesting Schedules. Replacement Options you receive will be vested to the extent and in proportion to the vested portions of the Eligible Options and unvested portions of the Eligible Options will remain subject to the same vesting schedule with proportionate adjustment being reflected in the Replacement Options with respect to the number of unvested options subject to the provisions of the 2010 Plan.

•	Term. Replacement Options will have the same expiration dates as the Eligible Options being replaced.

•	New Exercise Price. Replacement Options will be exercisable at the New Exercise Price.
•	Fractional Shares. Fractional shares will be rounded up.

•
Other Terms Governed by the 2010 Plan. The terms and conditions of the Replacement Options will have terms and conditions substantially similar to the surrendered Eligible Options and will be governed by the existing provisions of the 2010 Plan and the form of Replacement Option Award Agreement, which is attached hereto as Schedule B.

Although our Board of Directors (the “Board”) has approved this Offer, neither the Company, the Board, nor our executive officers make any recommendation as to whether you should elect to exchange or refrain from electing to exchange your Eligible Options. You must make your own decision regarding whether to elect to exchange your Eligible Options.

This Offer is not conditioned upon a minimum aggregate number of Eligible Options being tendered for exchange. This Offer is subject to certain conditions we describe in Section 6 of this Offer to Exchange and the terms described in the Offer Documents. Participation in the Option Exchange is completely voluntary. Eligible Participants will be permitted to exchange Eligible Options for Replacement Options on a grant-by-grant basis, subject to the terms set forth below.

Shares of our Common Stock are listed on the OTCBB under the symbol “AUGT.” On July 31, 2013, the closing OTCBB price of a share of our Common Stock was $0.32 per share.  We recommend you obtain current market quotations for our Common Stock before deciding whether to elect to exchange your Eligible Options.

See “Risk Factors” beginning on page 24 for a discussion of risks that you should consider before participating in this offer.

IMPORTANT

All Eligible Participants must complete, sign and return the Election Form delivered to you with the Offer Documents such that it is received by Thomas J. Virgin, Chief Financial Officer of the Company, before 9:00 p.m. Pacific Time on August 29, 2013 (or such later time and date as may apply if the Offer is extended). Election Forms received after this deadline will not be accepted. In order to submit your Election Form to participate in this Offer, you will be required to acknowledge your agreement to all of the terms and conditions of the Offer as set forth in the Offer Documents, including, without limitation, the Terms of Election attached to the Election Form as Exhibit A or you may notify the Company through your Election Form that you choose not to participate in the Offer. The Election Form may be submitted to Mr. Virgin by facsimile to (425) 827-1561, email to optionexchange@hipcricket.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Virgin receives your Election Form by the deadline. Election Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us.

You should submit questions about this Offer and requests for additional copies of this Offer to Exchange and the other Offer Documents by emailing optionexchange@hipcricket.com or calling Mr. Virgin, at (425) 452-1111 (9:00 a.m. to 5:00 p.m. Pacific Time, Monday through Friday).

We are not making this Offer to, nor will we accept any election to exchange options from or on behalf of, option holders in any jurisdiction in which this Offer or the acceptance of any election to exchange options would not be in compliance with the laws of that jurisdiction. However, we may, at our discretion, take any actions necessary or desirable for us to make this Offer to option holders in any such jurisdiction.

THIS OFFER TO EXCHANGE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE  SEC OR ANY STATE OR FOREIGN SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE OR FOREIGN SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AUGME HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM ELECTING TO EXCHANGE YOUR ELIGIBLE OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. AUGME HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED TERMS OF ELECTION. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY AUGME.

NOTHING IN THIS DOCUMENT SHALL BE CONSTRUED TO GIVE ANY PERSON THE RIGHT TO REMAIN IN THE EMPLOY OR SERVICE OF AUGME OR TO AFFECT OUR RIGHT TO TERMINATE THE EMPLOYMENT OR SERVICE OF ANY PERSON AT ANY TIME WITH OR WITHOUT CAUSE TO THE EXTENT PERMITTED UNDER LAW. NOTHING IN THIS DOCUMENT SHOULD BE CONSIDERED A CONTRACT OR GUARANTEE OF WAGES OR COMPENSATION.

AUGME RESERVES THE RIGHT TO AMEND OR TERMINATE THE 2010 PLAN AT ANY TIME, AND NEITHER THE GRANT OF AN OPTION UNDER THE 2010 PLAN NOR THIS OFFER IN ANY WAY OBLIGATES AUGME TO GRANT ADDITIONAL OPTIONS OR OFFER FURTHER OPPORTUNITIES TO PARTICIPATE IN ANY OPTION EXCHANGE IN ANY FUTURE YEAR. THE GRANT OF AN OPTION UNDER THE 2010 PLAN AND ANY FUTURE OPTIONS GRANTED UNDER THE 2010 PLAN OR IN RELATION TO THIS OFFER IS WHOLLY DISCRETIONARY IN NATURE AND IS NOT TO BE CONSIDERED PART OF ANY NORMAL OR EXPECTED COMPENSATION THAT IS OR WOULD BE SUBJECT TO SEVERANCE, RESIGNATION, REDUNDANCY, TERMINATION OR SIMILAR PAY, OTHER THAN TO THE EXTENT REQUIRED BY LOCAL LAW.

TABLE OF CONTENTS

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

RISK FACTORS

THIS OFFER

1. Eligibility; Number of Options; Offer Expiration Date.

2. Purpose of this Offer.

3. Procedures for Electing to Exchange Options.

4. Withdrawal Rights.

5. Acceptance of Options for Exchange; Grant of Replacement Options.

6. Conditions of this Offer.

7. Price Range of Common Stock Underlying the Options; Dividends.

8. Source and Amount of Consideration; Terms of Replacement Options.

9. Information Concerning Augme.

10. Interests of Directors, Officers and Affiliates; Transactions and Arrangements Concerning our Securities.

11. Status of Eligible Options Acquired by Us in this Offer; Accounting Consequences of this Offer.

12. Agreements; Legal Matters; Regulatory Approvals.

13. Material U.S. Federal Income Tax Consequences.

14. Extension of Offer; Termination; Amendment.

15. Fees and Expenses.

16. Additional Information.

17. Miscellaneous.

Schedule A: Augme Technologies, Inc. 2010 Incentive Stock Option Plan
Schedule B: Form of Replacement Option Award Agreement

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this Offer. We urge you to read carefully the following questions and answers, as well as the remainder of this Offer to Exchange. Where applicable, we have included section references to the remainder of this Offer to Exchange where you can find a more complete description of the topics in this question and answer summary. Because each of you is in a different financial and tax situation, we suggest you consult with your personal financial and tax advisors before deciding whether to participate in the Option Exchange. Please review this summary term sheet and questions and answers, and the remainder of this Offer to Exchange and the Terms of Election to ensure you are making an informed decision regarding your participation in the Option Exchange.

For your ease of use, the questions have been separated into four sections:

I.           GLOSSARY OF TERMS

II.         QUESTIONS ABOUT THE OPTION EXCHANGE

III.        QUESTIONS ABOUT THE ADMINISTRATION AND TIMING OF THE OPTION EXCHANGE

IV.        OTHER IMPORTANT QUESTIONS

I.           GLOSSARY OF TERMS

Election Form:
All Eligible Participants must complete, sign and return the Election Form such that it is  received  by Thomas J. Virgin, Chief Financial Officer of the Company, before 9:00 p.m. Pacific Time on August 29, 2013 (or such later time and date as may apply if the Offer is extended). Election Forms received after this deadline will not be accepted. In order to submit your Election Form to participate in this Offer, you will be required to acknowledge your agreement to all of the terms and conditions of the Offer as set forth in the Offer Documents, including, without limitation, the Terms of Election attached to the Election Form as Exhibit A or you may notify the Company through your Election Form that you choose not to participate in the Offer. The Election Form may be submitted to Mr. Virgin by facsimile to (425) 827-1561, email to optionexchange@hipcricket.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Virgin receives your Election Form by the deadline. Election Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us.

Eligible Options:
Outstanding options with exercise prices of $1 per share or greater issued under the 2010 Plan and held by current employees, certain current Directors and officers of the Company, and issued pursuant to the Stock Awards, whether or not vested, are eligible for the Option Exchange.

Options outstanding on the date this Offer commences but expiring pursuant to their terms prior to the Offer Expiration Date will be forfeited (unless earlier exercised) as of their expiration dates and will not be eligible for exchange in the Option Exchange.

The outstanding options you hold under the 2010 Plan or the Stock Awards give you the right to purchase our Common Stock once you exercise those options by paying the applicable exercise price.

Eligible Participants:
You are eligible to participate in the Option Exchange only if (i) you are an employee or Director of the Company or any of our subsidiaries on the date this Offer commences, (ii) remain an employee or Director of the Company or any of our subsidiaries through the Offer Expiration Date, and (iii) hold at least one Eligible Option as of the commencement of the Offer.

Exercise:	Exercising stock options is the process of purchasing the underlying shares of Augme Common Stock at the fixed exercise price specified in the stock option grant agreement.

Exercise Price:
The closing price of the Company’s common stock as reported by Bloomberg LP on the last trading day the Exchange Offer is open, at which shares of Common Stock underlying Replacement Options may be purchased upon exercise of such Replacement Options, regardless of the current market price of shares of our Common Stock.

Grant Date:	The exercise price of an option may also be referred to as the “strike price” of such option.

Offer Documents:	The date on which a stock option is awarded.

Offer Expiration Date:
The expiration date of this Offer, currently scheduled for 9:00 p.m. Pacific Time on August 29, 2013. On the Offer Expiration Date, we will cancel the Eligible Options accepted for exchange and we will grant the Replacement Options under the 2010 Plan. We expect that the Grant Date of the Replacement Options will be the same date as the Offer Expiration Date.

Replacement Options:	Stock options to be granted under the 2010 Plan in exchange for Eligible Options surrendered in the Option Exchange.

Replacement Option Award Agreement:
The agreement setting forth the terms of your Replacement Options, including, the number of shares of Common Stock for which the Replacement Options may be exercised, vesting schedules for such Replacement Options, the Exercise Prices of the Replacement Options, and instructions regarding exercise of the Replacement Options.

There will be one form of Replacement Option Award Agreement applicable to Replacement Options issued in exchange for Eligible Options, which is attached hereto as Schedule B.

We internally control the administration and transaction processing of all stock options granted under the 2010 Plan and the Stock Awards. Accordingly, Replacement Options, if and when issued, will be reflected in our records as being subject to the terms and conditions of the Replacement Option Award Agreement and no physical Replacement Option Award Agreement(s) will be provided to you.  Your execution and delivery of the Election Form will constitute acceptance of your Replacement Options, if and when issued, and your agreement that such Replacement Options will be subject to the terms and conditions set forth in the Replacement Option Award Agreement, without any further action required by you.

The terms of all Replacement Options will be as set forth in this Offer to Exchange and will be subject to the provisions of the 2010 Plan.

Death, Disability or Retirement:
You will be deemed by the Board to have retired from Augme or our subsidiaries if you have terminated your employment or service pursuant to and in accordance with the applicable regular (or, if approved by the Board for purposes of the 2010 Plan, early) retirement/pension plan or practice of the Company our subsidiaries, provided that if you are not covered by any such plan or practice, you will be deemed to be covered by the Company's plan or practice for purposes of this determination.

Disability under the 2010 Plan shall include your disability such as would entitle you to receive disability income benefits pursuant to the applicable long-term disability plan of the Company or our subsidiary or, if no such plan exists or is applicable, your permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

In the event your employment or other service with the Company and all of our subsidiaries is terminated by reason of death, Disability or Retirement (each as defined in the 2010 Plan) all outstanding Eligible Options then held will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Eligible Option).

Surrender:
In the context of the Option Exchange, to “surrender” your Eligible Options means giving up your rights to those Eligible Options in exchange for Replacement Options with a new Exercise Price, the same vesting schedule proportionately adjusted as reflected in the Replacement Options with respect to the number of unvested options, and the same term to expiration as the Eligible Options.

Tender:
To “tender” your Eligible Options means you have agreed to surrender your Eligible Options in exchange for Replacement Options on the terms and subject to the conditions set forth in this Offer to Exchange. At the conclusion of the Offer, subject to the satisfaction of the conditions of the Offer, we intend to accept for exchange all Eligible Options we determine have been properly tendered. This Offer is not conditioned upon a minimum aggregate number of Eligible Options being tendered for exchange.

Vesting:
When your stock options become exercisable, they are referred to as being “vested.” Replacement Options will be vested to the extent and in proportion to the vested portions of the Eligible Options and unvested portions of the Eligible Options will remain subject to the same vesting schedule with proportionate adjustment being reflected in the Replacement Options with respect to the number of unvested options subject to the provisions of the 2010 Plan, subject to your continued employment or service with Augme or one of our subsidiaries through each applicable vesting date or your earlier death, Disability or Retirement, in which case the Replacement Options will vest as set forth in the 2010 Plan.

The form that will be delivered to you along with the Offer Documents pursuant to which you may elect to withdraw your participation in the Option Exchange.

Withdrawal Form:
You can withdraw a previously made election any time during the Offer period by completing, signing, and returning the Withdrawal Form delivered to you with the Offer Documents such that it is received by Mr. Virgin before 9:00 p.m. Pacific Time on the Offer Expiration Date. The Withdrawal Form may be submitted to Mr. Virgin by facsimile to (425) 827-1561, email to optionexchange@hipcricket.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Virgin receives your Withdrawal Form by the deadline. Withdrawal Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us.

II.           QUESTIONS ABOUT THE OPTION EXCHANGE

1.           What is the Option Exchange?

The Option Exchange is a one-time offer by Augme to allow Eligible Participants to exchange voluntarily their Eligible Options (whether vested or unvested), on a grant-by-grant basis, for the grant of a reduced number of stock options with a new reduced exercise price equal to the closing price of the Company’s common stock as reported by Bloomberg LP on the last trading day the Exchange Offer is open  per share (the “New Exercise Price”) and otherwise substantially the same terms, which we refer to as Replacement Options. Eligible Options you tender for exchange will be exchanged, on a grant-by-grant basis, for new Replacement Options to purchase that number shares of Common Stock as determined based on the following exchange ratios:

1 Replacement Option will be issued to an Eligible Participant
for every number of Eligible Options currently held as specified in this column …	that is currently priced from and including …	to and including.
2	$1.00	$1.24
3	1.25	1.74
4	1.75	2.24
5	2.25	2.49
6	2.50	2.99
7	3.00	3.49
10	3.50	4.25

Eligible Options that were held by a given Eligible Participant on the same Grant Date, with the same exercise price and subject to the same vesting schedule constitute a single “grant” for the purposes of this Offer, regardless of how many underlying shares of Common Stock are subject to the grant. For example, if you were granted Eligible Options to purchase 1,000 shares of our Common Stock subject to equal annual vesting over five years following the Grant Date, this constitutes a single option “grant,” rather than 1,000 individual option grants.

Accordingly, if you, for example, tender for exchange Eligible Options associated with one grant, with an exercise price of $1.50, to purchase 1,000 shares of our Common Stock, you will receive Replacement Options to purchase 334 shares of our Common Stock exercisable at the New Exercise Price. Alternatively, if you tender multiple Eligible Options associated with multiple grants that have various exercise prices, you will receive the total number of Replacement Options due pursuant to the exchange ratios as set forth above for each exercise price of the Eligible Options, in the form of one set of Replacement Options at the New Exercise Price.

All Replacement Options granted in exchange for Eligible Options will be vested to the extent and in proportion to the vested portions of the Eligible Options. Unvested Replacement Options will vest in accordance with the vesting schedule applicable to the unvested Eligible Options subject to (i) the provisions of the 2010 Plan, (ii) your continued employment or service with Augme or one of our subsidiaries through each applicable vesting date or (iii) your earlier death, Disability or Retirement, in which case the Replacement Options will vest as set forth in the 2010 Plan. Replacement Options will have the same expiration dates as the Eligible Options being replaced.

Eligible Options represent a current or potential future right to purchase shares of our Common Stock at the New Exercise Price. As of July 15, 2013, approximately 98% of all Augme outstanding stock options, of which options to purchase 5,881,549 shares of Common Stock are Eligible Options, had exercise prices in excess of the last reported sale price per share of our Common Stock on the OTCBB on that date. On July 31, 2013, the last reported sale price per share of our Common Stock on the OTCBB was $0.32.

The Offer expires at 9:00 p.m. Pacific Time on August 29, 2013, unless the Offer is extended, and Election Forms must be received prior to such expiration (see Question 25).

Subject to the conditions set forth in this Offer to Exchange, if your Eligible Options are properly tendered for exchange and accepted by us, on the Offer Expiration Date we will cancel your Eligible Options and grant you Replacement Options. The Replacement Options will have the terms outlined in the Questions below.

You should read and carefully consider all of the information in this Offer to Exchange, including the section entitled “Risk Factors” beginning on page 24, before making a decision to participate in the Option Exchange.

2.           Why are we making this Offer?

We have experienced a significant decline in the price of a share of our Common Stock, and this price remains at a relatively low level compared to its historical price levels. As a result, many of our outstanding stock options have exercise prices significantly above the recent trading prices of our Common Stock and are no longer effective as incentives to retain and motivate our key contributors. We believe many holders of these options perceive these options have little or no value. In addition, although these options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, they continue to be accounted for in our financial records, with the potential to dilute stockholders’ interests for up to the full term of the options, unless they are surrendered or cancelled, while delivering little or no retentive or incentive value to the Company.

The objective of our equity incentive programs has been, and continues to be, to link the personal interests of equity incentive plan participants to those of our stockholders, and we believe the Option Exchange is an important component in our efforts to achieve that goal.

The Option Exchange is voluntary and will allow Eligible Participants to choose whether to keep all or a portion of their existing Eligible Options, on a grant-by-grant basis, at existing exercise prices or to exchange all or a portion of those Eligible Options, on a grant-by-grant basis, for the reduced number of Replacement Options exercisable at the New Exercise Price.

We intend the Option Exchange to enable Eligible Participants to recognize potentially greater value from the Replacement Options than might be possible with their Eligible Options, but this cannot be guaranteed considering the unpredictability of the stock market generally and the market price of shares of our Common Stock and Augme’s future financial performance. (See Section 2 of the Offer to Exchange, entitled “Purpose of this Offer” for additional information.)

3.           Which options are eligible for the Option Exchange?

Outstanding options exercise prices of $1.00 per share or greater issued under the 2010 Plan held by current employees, certain current Directors and officers of the Company and all outstanding options issued pursuant to the Stock Awards, whether or not vested, are eligible for the Option Exchange. Options outstanding on the date this Offer commences but expiring pursuant to their terms prior to the Offer Expiration Date will be forfeited (unless earlier exercised) as of their expiration dates and will not be eligible for exchange in the Option Exchange.

4.           Who is eligible to participate in the Option Exchange?

       You are an Eligible Participant and eligible to participate in the Option Exchange only if you:

•
are an employee, Director or officer of Augme or any of our subsidiaries on the date of commencement of this Offer and remain an employee, Director or officer of Augme or any of our subsidiaries through the Offer Expiration Date; and

•	hold at least one Eligible Option on the date of commencement of this Offer.

5.           How many Replacement Options will I receive?

Eligible Options you tender for exchange will be exchanged, on a grant-by-grant basis, for a reduced number of new Replacement Options to purchase that number shares of Common Stock as determined based on the following exchange ratios:

1 Replacement Option will be issued to an Eligible Participant
for every number of Eligible Options currently held as specified in this column …	that is currently priced from and including …	to and including.
2	$1.00	$1.24
3	1.25	1.74
4	1.75	2.24
5	2.25	2.49
6	2.50	2.99
7	3.00	3.49
10	3.50	4.25

For example, if you tender for exchange Eligible Options associated with one grant, with an exercise price of $1.50, to purchase 1,000 shares of our Common Stock, you will receive Replacement Options to purchase 334 shares of our Common Stock exercisable at the New Exercise Price. Alternatively, if you tender multiple Eligible Options associated with multiple grants that have various exercise prices, you will receive the total number of Replacement Options due pursuant to the exchange ratios as set forth above for each exercise price of the Eligible Options, in the form of one set of Replacement Options at the New Exercise Price.

6.           When may I exercise Replacement Options?

You may exercise Replacement Options once vested. All Replacement Options granted in exchange for Eligible Options will be vested to the extent and in proportion to the vested portions of the Eligible Options. Unvested Replacement Options will vest in accordance with the vesting schedule applicable to the unvested Eligible Options subject to (i) the provisions of the 2010 Plan, (ii) your continued employment or service with Augme or one of our subsidiaries through each applicable vesting date or (iii) your earlier death, Disability or Retirement, in which case the Replacement Options will vest as set forth in the 2010 Plan.

Replacement Options will have the same expiration dates as the Eligible Options being replaced, unless otherwise prohibited under local law, subject to earlier expiration of the option following termination of your employment or service with Augme or any of our subsidiaries or your earlier death, Disability or Retirement, in which case the Replacement Options will be exercisable as set forth in the 2010 Plan.

Replacement Options are subject to the terms and conditions as provided for in the 2010 Plan and the Replacement Option Award Agreement and may be forfeited if not vested at time of termination of employment or service or your earlier death, Disability or Retirement. (See Section 8 of this Offer to Exchange, entitled “Source and Amount of Consideration; Terms of Replacement Options” for additional information.)

7.	When will the Replacement Options expire?

Replacement Options will have the same expiration dates as the Eligible Options being replaced, unless otherwise prohibited under local law, subject to earlier expiration of the Replacement Options following termination of your employment or service with Augme or any of our subsidiaries or your earlier death, Disability or Retirement, in which case the Replacement Options will be exercisable as set forth in the 2010 Plan. (See Section 8 of this Offer to Exchange, entitled “Source and Amount of Consideration; Terms of Replacement Options” for additional information.)

8.	What will be the other terms and conditions of my Replacement Options?

Other than the New Exercise Price, Replacement Options will have terms and conditions substantially similar to the surrendered Eligible Options. The Replacement Options will be governed by the provisions of the 2010 Plan and the Replacement Option Award Agreement. Copies of the 2010 Plan and a form of the Replacement Option Award Agreement are attached hereto as Schedules A and B, respectively. Information regarding our 2010 Plan may also be found in the Registration Statements on Form S-8 and related prospectuses prepared by us in connection with the 2010 Plan. You are encouraged to consult these documents for complete information about the terms of the Replacement Options. Copies of the 2010 Plan, the related prospectuses, and of the Replacement Option Award Agreement are also available upon request by emailing optionexchange@hipcricket.com or calling Thomas J. Virgin, Chief Financial Officer of the Company, at (425) 452-1111. Copies of these documents will be provided promptly at our expense.

We internally control the administration and transaction processing of all stock options granted under the 2010 Plan and the Stock Awards. Accordingly, Replacement Options, if and when issued, will be reflected in our records as being subject to the terms and conditions of the Replacement Option Award Agreement and no physical Replacement Option Award Agreement(s) will be provided to you. Your execution and delivery of the Election Form will constitute acceptance of your Replacement Options, if and when issued, and your agreement that such Replacement Options will be subject to the terms and conditions set forth in the applicable form of Replacement Option Award Agreement, without any further action required by you.

9.	Why is Augme not granting additional options, leaving the existing options in place?

Because a large number of our outstanding stock options have an exercise price significantly above the recent trading prices of our Common Stock, granting additional options would further increase the total number of options outstanding and further dilute stockholder interests. In addition, granting additional options without cancelling any previously granted options would increase our non-cash operating expenses because we would need to record the full compensation expense associated with the additional options and any remaining unrecognized compensation expense related to existing options, thereby reducing our income.

10.	Can I exchange the remaining portion of an Eligible Option grant that I have already partially exercised?

Yes, the unexercised portion of an Eligible Option grant can be exchanged. If you have previously exercised a portion of an Eligible Option grant, only the portion of that option grant not yet exercised will be eligible to be exchanged.

For example, if you were previously awarded a grant of options to purchase 1,000 shares of our Common Stock and previously exercised those options for 250 shares of our Common Stock, you would hold Eligible Options as to the 750 shares of Common Stock for which you did not previously exercise those options, and you would be issued Replacement Options for that number of shares of Common Stock determined by the exchange ratios discussed above if you chose to exchange those Eligible Options in the Option Exchange.
11.	Can I select which of my Eligible Options to exchange?

Yes, but only on a grant-by-grant basis. Eligible Options that were held by an Eligible Participant on the same Grant Date, with the same exercise price, and subject to the same vesting schedule constitute a single “grant” for the purposes of this Offer, regardless of how many underlying shares of Common Stock are subject to the grant. For example, if you were granted Eligible Options to purchase 1,000 shares of our Common Stock and subject to equal annual vesting over three years following the Grant Date, this constitutes a single option “grant,” rather than 1,000 individual option grants.

Accordingly, when we state that Eligible Participants will be permitted to exchange Eligible Options for Replacement Options on a grant-by-grant basis, that means you can elect to exchange each grant of Eligible Options grant either in full (other than to the extent such Eligible Options have been previously exercised) or not at all. For example, if you hold Eligible Options for 1,000 shares of our Common Stock with an exercise price of $1.50 that you have not previously exercised in whole or in part, you may exchange those Eligible Options for Replacement Options to purchase 334 shares of Common Stock, but you may not exchange part of that grant of Eligible Options (e.g. with respect to 500 underlying shares of Common Stock) for Replacement Options to purchase 167 shares of Common Stock and retain the Eligible Options with respect to the other 500 shares of Common Stock.

12.	Can I exchange both vested and unvested Eligible Options?

Yes. You can exchange Eligible Options on a grant-by-grant basis, whether or not they are vested.

13.	Can Augme withdraw the Offer?

Under certain circumstances, we may withdraw (i.e., terminate) the Offer. (See Section 1 of this Offer to Exchange, entitled “Eligibility; Number of Options; Offer Expiration Date,” Section 2 of this Offer to Exchange, entitled “Purpose of this Offer,” Section 6 of the Offer to Exchange, entitled “Conditions of this Offer” and “Risk Factors” below for additional information). In the event we withdraw the Offer, all Eligible Options tendered will automatically be withdrawn from the Option Exchange without any action by you and will not be cancelled or exchanged for Replacement Options. Instead, all such Eligible Options will retain their existing exercise prices and other terms and conditions.

14.	What if my employment or service with Augme is terminated before the Offer Expiration Date?

If you are no longer employed by, or are a Director of Augme or any of our subsidiaries, whether voluntarily, involuntarily or for any other reason before the Offer Expiration Date, you will not be able to participate in the Option Exchange.

ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE OR DIRECTOR OF AUGME OR ANY OF OUR SUBSIDIARIES AS DESCRIBED HEREIN ON THE OFFER EXPIRATION DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THE OPTION EXCHANGE AND HAD TENDERED SOME OR ALL OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THE OPTION EXCHANGE, AND YOU WILL RETAIN YOUR OUTSTANDING OPTION(S) IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR EMPLOYMENT OR SERVICE, YOU MAY BE ENTITLED TO EXERCISE YOUR OUTSTANDING OPTION(S) FOR A PERIOD OF ONE YEAR (IF YOUR TERMINATION WAS AS A RESULT OF YOUR RETIREMENT, DEATH OR DISABILITY),  ONE MONTH (IF YOUR TERMINATION WAS AT THE COMPANY’S ELECTION FOR CAUSE) OR THREE MONTHS (IF YOUR TERMINATION WAS AT THE COMPANY’S ELECTION FOR OTHER THAN CAUSE), IN EACH CASE FOLLOWING THE TERMINATION OF EMPLOYMENT OR SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF EMPLOYMENT OR SERVICE. (See Section 1 of this Offer to Exchange, entitled “Eligibility; Number of Options; Offer Expiration Date” and Section 5 of this Offer to Exchange, entitled “Acceptance of Options for Exchange; Grant of Replacement Options” for additional information.)

15.	What if my employment or service is terminated after the Replacement Options are granted?

If your employment by, or service as a Director of, Augme or one of our subsidiaries is terminated for any reason (other than your death, Disability or Retirement) after the Replacement Option has been granted, your rights in all Replacement Options shall automatically terminate upon your termination of employment or service, except as provided in the 2010 Plan, your Replacement Option Award Agreement, or as determined by the Board. In the absence of any such exception, you will forfeit the right to exercise the Replacement Options for any underlying shares of Common Stock that are unvested at the date of your termination, and any vested Replacement Options may be exercised during (i) a period of one year following your termination of employment or service, if your termination was by reason of death, Disability or Retirement; (ii) a period of 3 months following your termination of employment or service, if your termination was at the Company’s election for other than Cause and (iii) a period of 1 month following your termination of employment or service, if your termination was at the Company’s election for Cause. See Section 8 of this Offer to Exchange, entitled “Source and Amount of Consideration; Terms of Replacement Options” for additional information.)

THE GRANT OF REPLACEMENT OPTIONS SHALL NOT BE CONSTRUED TO GIVE ANY PERSON THE RIGHT TO REMAIN IN THE EMPLOY OR SERVICE OF AUGME OR TO AFFECT OUR RIGHT TO TERMINATE THE EMPLOYMENT OR SERVICE OF ANY PERSON AT ANY TIME WITH OR WITHOUT CAUSE TO THE EXTENT PERMITTED UNDER LAW. NOTHING IN THIS DOCUMENT SHOULD BE CONSIDERED A CONTRACT OR GUARANTEE OF WAGES OR COMPENSATION.

16.	If I participate, what will happen to my exchanged options?

Eligible Options you elect to tender for exchange will be cancelled on August 29, 2013, unless this Offer is extended, in which case such options will be cancelled on the Offer Expiration Date, as extended.

17.	What happens to Eligible Options I choose not to exchange or that Augme does not accept for exchange?

Eligible Options you choose not to exchange or that Augme does not accept for exchange will remain outstanding and will retain their existing exercise prices and other terms and conditions, except that if the Exchange Offer lasts for thirty days or more, any Eligible Options that are incentive stock options (each an “Incentive Stock Option”) for the purposes of the Code, such Incentive Stock Options will be deemed modified, and the holding period for such options will restart.  As a result, in order to qualify for favorable tax treatment, you would not be able to sell or otherwise dispose of any shares of Common Stock received on exercise of such options until more than two (2) years from the date this Exchange Offer commenced (August 2, 2013), and more than one (1) year after the date you exercised such options.  See "Risk Factors – Tax Risks" for more information.

18.	Will my Replacement Options be incentive stock options or non-qualified stock options?

Replacement Options will generally be of the same type (for U.S. federal tax purposes) as the Eligible Options exchanged for them, with some exceptions. If your Eligible Options are Incentive Stock Options, your Replacement Options will remain Incentive Stock Options only to the maximum extent they still qualify as Incentive Stock Options under U.S. tax laws on the Grant Date of the Replacement Options.  For Eligible Options to qualify as Incentive Stock Options under current U.S. tax laws, among other requirements, the value of shares subject to such options that first become exercisable by the holder in any one year cannot exceed $100,000, as determined using the New Exercise Price of the Replacement Options. Any Replacement Options that are first exercisable in a single calendar year in excess of the $100,000 limit are treated as non-qualified stock options for purposes of the Code (each a “Non-Qualified Stock Option”) and are not given the favorable tax treatment that Incentive Stock Options receive.  As a result, any portion of your Replacement Options that vests in the same calendar year as the Grant Date for the Replacement Options (which is currently expected to be August 29, 2013) will count toward the $100,000 limit. In addition, any Eligible Options that you surrender that vest in 2013 before surrender, or that would have vested in 2013 by the end of the year had they not been surrendered, also count towards the $100,000 limit.  This inclusive counting rule may result in fewer of your Replacement Options qualifying as Incentive Stock Options than those of your Eligible Options which would have qualified if this Exchange Offer had not been made.  If your Eligible Options are Non-Qualified Stock Options, your Replacement Options will also be Non-Qualified Stock Options. (See Section 8 of this Offer to Exchange, entitled “Source and Amount of Consideration; Terms of Replacement Options” and Section 13 of the Offer to Exchange, entitled “Material U.S. Federal Income Tax Consequences” for additional information.)

19.	What happens if some of my Eligible Options are subject to a domestic relations order, or comparable legal document, as the result of the end of a marriage?

Any portion of an Eligible Option grant subject to a binding domestic relations order (or comparable legal document as the result of the end of a marriage) that has been delivered to Augme, and that is beneficially owned by a person who is not an Eligible Participant (e.g., an Eligible Participant’s ex-spouse), is not eligible to be exchanged in the Option Exchange (even if legal title to that portion of the stock option grant is held by an Eligible Participant). In this circumstance, only the portion of an Eligible Option grant that is beneficially owned by an Eligible Participant may be exchanged.

20.	Can I tender Eligible Options that have been transferred to another person or a trust?

Only options held by an Eligible Participant qualify as Eligible Options. If your Eligible Options have been transferred to a trust, and you have full authority to tender the transferred Eligible Options (for example, as a trustee or custodian), we will consider these options held by you, and thus you may elect to tender these transferred Eligible Options. If you elect to tender any transferred Eligible Options, you will be representing to us that you have full authority to tender these transferred Eligible Options. If you do not have full authority to tender transferred options, then you may not tender those options.

21.	What are the conditions to this Offer?

This Offer is subject to a number of conditions including the conditions described in Section 6. This Offer is not conditioned upon a minimum aggregate number of Eligible Options being tendered for exchange nor upon the last reported sale price per share of our Common Stock on the OTCBB on the Offer Expiration Date falling within any specific range. (See Section 6 of this Offer to Exchange, entitled “Conditions of this Offer” for additional information.)

III.	QUESTIONS ABOUT THE ADMINISTRATION AND TIMING OF THE OPTION EXCHANGE

22.	How do I participate in the Option Exchange?

If you wish to participate in the Option Exchange, you must complete, sign and return the Election Form delivered to you with the Offer Documents such that it is received by Thomas J. Virgin, Chief Financial Officer, of the Company before 9:00 p.m. Pacific Time on August 29, 2013 (or such later time and date as may apply if the Offer is extended). Election Forms received after this deadline will not be accepted. In order to submit your Election Form to participate in this Offer, you will be required to acknowledge your agreement to all of the terms and conditions of the Offer as set forth in the Offer Documents, including, without limitation, the Terms of Election attached to the Election Form as Exhibit A. The Election Form may be submitted to Mr. Virgin by facsimile to (425) 827-1561, email to optionexchange@hipcricket.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Virgin receives your Election Form by the deadline. Election Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us.

You can withdraw a previously made election any time during the Offer period by completing, signing, and returning the Withdrawal Form delivered to you with the Offer Documents such that it is received  by Mr. Virgin before 9:00 p.m. Pacific Time on the Offer Expiration Date. The Withdrawal Form may be submitted to Mr. Virgin by facsimile to (425) 827-1561, email to optionexchange@hipcricket.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Virgin receives your Withdrawal Form by the deadline. Withdrawal Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us.

Once your Election Form and/or Withdrawal Form is received by Mr. Virgin, we intend to confirm the receipt of your election and/or any withdrawal by email, or, if you do not have a corporate email address, to send a confirmation via U.S. Mail, within 48 hours of receipt. If you do not receive a confirmation, it is your responsibility to confirm that Augme has received your Election Form and/or any Withdrawal Form.

IT IS YOUR RESPONSIBILITY TO ALLOW SUFFICIENT TIME TO ENSURE TIMELY SUBMISSION OF YOUR ELECTION FORM AND/OR WITHDRAWAL FORM. ONLY ELECTIONS AND WITHDRAWALS RECEIVED BY AUGME BY 9:00 P.M. PACIFIC TIME ON THE OFFER EXPIRATION DATE WILL BE ACCEPTED. IF YOUR ELECTION IS NOT RECEIVED BY THIS DEADLINE, YOU WILL BE DEEMED TO HAVE REJECTED THE OFFER, AND YOU WILL NOT BE ABLE TO PARTICIPATE IN THE OPTION EXCHANGE, AND ALL OPTIONS CURRENTLY HELD BY YOU WILL RETAIN THEIR EXISTING EXERCISE PRICES AND OTHER TERMS AND CONDITIONS.

We internally control the administration and transaction processing of all stock options granted under the 2010 Plan and the Stock Awards. Accordingly, Replacement Options, if and when issued, will be reflected in our records as being subject to the terms and conditions of the Replacement Option Award Agreement and no physical Replacement Option Award Agreement(s) will be provided to you.  Your execution and delivery of the Election Form will constitute acceptance of your Replacement Options, if and when issued, and your agreement that such Replacement Options will be subject to the terms and conditions set forth in the applicable form of Replacement Option Award Agreement, without any further action required by you.

23.	Can I submit my election by mail?

No. You must submit your Election Form by facsimile to (425) 827-1561, email to optionexchange@hipcricket.com, or by hand delivery to Mr. Virgin.

24.	How do I find out the details about my existing options?

Information on your Eligible Options will be provided to you with the Offer Documents. Additional copies of such information may be requested by emailing optionexchange@hipcricket.com or calling Mr. Virgin, at (425) 452-1111 (9:00 a.m. to 5:00 p.m. Pacific Time, Monday through Friday).

25.	What is the deadline to tender my Eligible Options? How will I know if the Offer is extended?

The deadline to participate in the Option Exchange is 9:00 p.m. Pacific Time on August 29, 2013, unless the Offer is extended. As such, you must submit your election to tender your Eligible Options before that time. We may, in our sole discretion, extend this Offer at any time, but we cannot assure you this Offer will be extended or, if extended, for how long. If this Offer is extended, we will make a public announcement of the extension no later than 9:00 a.m. Eastern Time on the next business day following the previously scheduled expiration of this Offer. If this Offer is extended, you must submit your Election Form before the extended expiration of this Offer.

We reserve the right to reject any or all Eligible Options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept all Eligible Options properly and timely tendered for exchange that are not validly withdrawn prior to 9:00 p.m. Pacific Time on the Offer Expiration Date. (See Section 5 of this Offer to Exchange, entitled “Acceptance of Options for Exchange; Grant of Replacement Options” for additional information.)

26.	What will happen if I do not submit my Election Form by the deadline of 9:00 p.m. Pacific Time on the Offer Expiration Date?

If you do not submit your Election Form by 9:00 p.m. Pacific Time on the Offer Expiration Date, then you will not participate in the Option Exchange, and all options currently held by you will remain intact at their original exercise prices and subject to their original terms and conditions.

IF YOU FAIL TO SUBMIT YOUR ELECTION BY THE DEADLINE, YOU WILL NOT BE PERMITTED TO PARTICIPATE IN THE OPTION EXCHANGE.

27.	How do I withdraw or change my previous election and what is the deadline for withdrawing or changing my previous elections?

You can withdraw or change your previously submitted election to exchange or not exchange Eligible Options at any time before 9:00 p.m. Pacific Time on August 29, 2013. If this Offer is extended beyond that time, you can withdraw or change your election at any time until the extended expiration of this Offer.

You can withdraw a previously made election any time during the Offer period by completing, signing, and returning the Withdrawal Form delivered to you with the Offer Documents such that it is received  by Mr. Virgin before 9:00 p.m. Pacific Time on the Offer Expiration Date. The Withdrawal Form may be submitted to Mr. Virgin by facsimile to (425) 827-1561, email to optionexchange@hipcricket.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Virgin receives your Withdrawal Form by the deadline. Withdrawal Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us. (See Section 4 of this Offer to Exchange, entitled “Withdrawal Rights” below for additional information.)

AFTER THE DEADLINE TO WITHDRAW OR CHANGE YOUR ELECTION HAS PASSED, YOU WILL NOT BE PERMITTED TO WITHDRAW OR CHANGE YOUR ELECTION.

28.	How does Augme determine whether an Eligible Option has been properly tendered for exchange?

After the expiration of this Offer, we will accept all properly tendered Eligible Options that have not been validly withdrawn. We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any documentation relating to the tender of Eligible Options for exchange. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all elections to exchange options we determine are not in appropriate form, were not timely made, or are unlawful to accept. We also reserve the right, in our discretion, to waive any of the conditions of this Offer or any defect or irregularity in any election. If we waive any of the conditions of this Offer we will do so for all Eligible Participants. No election to exchange Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the Eligible Participant or waived by us. Options we do not accept for exchange will remain outstanding and will retain their existing exercise prices and other terms and conditions.

29.	When will the Replacement Options be granted?

We expect to grant the Replacement Options on the Offer Expiration Date, which also will be the date on which we cancel the Eligible Options tendered for exchange. If we cancel Eligible Options tendered for exchange on August 29, 2013, the expected Offer Expiration Date, we expect the Replacement Options will also be granted on August 29, 2013. If this Offer is extended, we expect the Replacement Options will be granted on the expiration date of the extended Offer. (See Section 8 of this Offer to Exchange, entitled “Source and Amount of Consideration; Terms of Replacement Options” for more information.)

30.	Can I exercise my current stock options during the Offer period?

Yes. You may exercise any of your vested Eligible Options you have not elected to exchange for Replacement Options in the Option Exchange. If you have elected to participate in the Option Exchange and wish to exercise Eligible Options you have elected to exchange for Replacement Options, you must first withdraw your election to participate in the Option Exchange with respect to the Eligible Options you wish to exercise. (see Question 11).

31.	What happens if Augme is subject to a change of control after the Replacement Options are granted?

Although we are not currently contemplating a merger or similar transaction that could result in a change of voting control of our Company, we reserve the right to take any actions that we deem necessary or appropriate to complete a transaction that our Board believes is in the best interest of our Company and our stockholders. It is possible that, after the grant of Replacement Options, we might enter into an agreement or otherwise effect a merger or other similar transaction, in which the current stock ownership of our Company will change such that a new group of stockholders has the number of votes necessary to control stockholder voting decisions. We refer to this type of transaction as a change of control transaction.

A copy of the 2010 Plan is attached hereto as Schedule A. Copies of the 2010 Plan, the related prospectuses, and the form of Replacement Option Award Agreement are also available upon request by emailing optionexchange@hipcricket.com or calling Mr. Virgin, Chief Financial Officer of the Company, at (425) 452-1111. Copies will be provided promptly at our expense. The 2010 Plan as well as your option agreement(s) and certain other agreements between you and Augme may also contain provisions that affect the treatment of your options in the event of a change of control.

32.	What happens if Augme is subject to a change of control before the Replacement Options are granted?

Although we are not currently contemplating a merger or similar transaction that could result in a change of voting control of our Company, we reserve the right to take any actions that we deem necessary or appropriate to complete a transaction our Board believes is in the best interest of our Company and our stockholders. This could include terminating this Offer and/or your right to receive Replacement Options under this Offer.

Any change of control transaction, or announcement of such transaction, could have a substantial positive or negative effect on our stock price. This would however, have no impact on the New Exercise Price of the Replacement Options. Separately, in the event of an acquisition of our Company for shares of stock of the acquiring entity, tendering holders of Eligible Options might receive options to purchase shares of that acquiring entity. (See Section 2 of this Offer to Exchange, entitled “Purpose of this Offer” for additional information.)

33.	Are there other circumstances where I would not be granted Replacement Options?

Yes. Even if we accept your tendered Eligible Options, we will not grant Replacement Options to you if we are prohibited by applicable law or regulations from doing so. We will use reasonable efforts to avoid a prohibition, but if prohibited by applicable law or regulation on the expiration date of this Offer, you will not be granted Replacement Options, if at all, until all necessary government approvals have been obtained. IN ADDITION, WE WILL NOT GRANT REPLACEMENT OPTIONS TO YOU IF YOU ARE NOT AN ELIGIBLE PARTICIPANT ON THE OFFER EXPIRATION DATE.  (See Section 12 of this Offer to Exchange, entitled “Agreements; Legal Matters; Regulatory Approvals” for additional information.)

IV.	OTHER IMPORTANT QUESTIONS

34.	What are the U.S. Federal tax consequences of my participation in the Option Exchange?

If you accept this Offer and reside and work in the United States, under current U.S. law, you generally will not recognize income for federal income tax purposes either at the time your exchanged Eligible Options are cancelled or when the Replacement Options are granted. To the extent that the Replacement Options will retain the same status as Non-Qualified Stock Options or Incentive Stock Options as the Eligible Options they replace, the Replacement Options you receive generally will be subject to tax under U.S. tax law upon exercise and/or disposition of the underlying shares of our Common Stock you acquire through exercise in the same manner as your exchanged options would have been, absent the exchange. As discussed in Section 13 of the Offer to Exchange, entitled “Material U.S. Federal Income Tax Consequences,” the Replacement Options that you receive in exchange for Incentive Stock Options will only be Incentive Stock Options to the extent that such Replacement Options meet the requirements for treatment as Incentive Stock Options under the U.S. tax law on the Grant Date.  To the extent that Replacement Options do not qualify as Incentive Stock Options, they will be treated as Non-Qualified Stock Options.

If you are subject to the tax laws of a country other than the United States, even if you are a resident of the United States, you should be aware there may be other tax consequences that may apply to you upon your exchange of Eligible Options in connection with this Offer, upon exercise of your Replacement Options, and/or upon dispositions of the shares of Common Stock underlying your Replacement Options. Tax consequences also may vary depending on each employee’s circumstances.

Included as part of this Option Exchange are disclosures regarding the believed material federal tax consequences of this Offer in the United States. You should review these disclosures carefully before deciding whether or not to participate in the Option Exchange.

35.	How should I decide whether or not to participate in the Option Exchange?

The decision to participate in the Option Exchange must be your personal decision and will depend largely on your assumptions about the future of our business, the current and future economic environment, the possible market prices of a share of our Common Stock over the term of your Eligible Options and the Replacement Options, and the price performance of publicly traded stocks generally.

We understand this will be a challenging decision for all Eligible Participants. We suggest you consult with your personal financial and tax advisors before deciding whether to participate in the Option Exchange.

THE OPTION EXCHANGE CARRIES CONSIDERABLE RISK, AND THERE ARE NO GUARANTEES OF THE PRICE OF OUR COMMON STOCK ON THE OFFER EXPIRATION DATE OR ANY FUTURE DATE. (See Section 17 of this Offer to Exchange, entitled “Miscellaneous” for additional information.)

36.	What do the executive officers and the members of our Board think of this Offer? Whom can I contact to help me decide whether or not I should exchange my Eligible Options?

Although our Board has approved this Offer, neither our management nor Directors make any recommendation as to whether you should elect to exchange or refrain from exchanging your Eligible Options. We suggest you consult with your personal financial and tax advisors before deciding whether to participate in the Option Exchange.

37.	What are some of the potential risks if I choose to exchange my outstanding Eligible Options?

 See “Risk Factors” below for information regarding the risks associated with the Augme’s business and its securities.

40.	To whom should I ask questions regarding this Offer?

If you have questions regarding the Offer or have requests for assistance (including requests for additional or paper copies of this Offer to Exchange document or other documents relating to the Option Exchange), please email optionexchange@hipcricket.com or call Thomas J. Virgin, Chief Financial Officer of the Company, at (425) 452-1111 (9:00 a.m. to 5:00 p.m. Pacific Time, Monday through Friday). However, please be aware that neither Mr. Virgin nor any employee, Director, affiliate, or agent of Augme is authorized to advise you in your decision regarding whether to participate in the Option Exchange.

AUGME MAKES NO RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OPTION EXCHANGE. YOU MUST MAKE YOUR OWN DECISION WHETHER TO PARTICIPATE. WE ENCOURAGE YOU TO SEEK THE ADVICE OF QUALIFIED INVESTMENT AND TAX PROFESSIONALS WHEN DETERMINING WHETHER OR NOT TO PARTICIPATE IN THE OPTION EXCHANGE.

RISK FACTORS

Participation in the Option Exchange involves a number of potential risks and uncertainties, including those described below. This list and the risk factors set forth under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended February 28, 2013, filed with the SEC, highlight the material risks related to Augme that may impact your decision to participate in the Option Exchange. You should carefully consider these risks and we encourage you to speak with your financial, legal, and/or tax advisors before deciding whether to participate in the Option Exchange. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences of participating in the Option Exchange, as well as the rest of the Offer Documents for more detailed discussion of the risks that may apply to you.

In addition, the Offer Documents and our SEC reports referred to above include “forward-looking statements” that are not purely historical in nature and involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “would,” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended February 28, 2013. Furthermore, such forward-looking statements speak only as of the date of this document. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Risks Related to Our Business and Common Stock

You should carefully review the risk factors contained in our Annual Report on Form 10-K for the year ended February 28, 2013, as well as the other information provided in the Offer Documents and other materials that we have filed with the SEC, before making a decision as to whether or not to tender your Eligible Options. You may access these filings electronically at the SEC’s website at www.sec.gov. In addition, we will provide without charge to you, upon your written or oral request, a copy of any or all of the documents to which we have referred you. See Section 16 of this Offer to Exchange, entitled “Additional Information” for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review these reports.

Tax Risks

If the Exchange Offer remains open for thirty (30) days or more, holders of Eligible Options that qualify as Incentive Stock Options will be required to restart the measurement periods necessary to maintain status of the Eligible Options as Incentive Stock Options, even if the holders choose not to exchange the options in the Exchange Offer.

    Generally, your Incentive Stock Options qualify for favorable tax treatment if you hold the option for more than two (2) years after the grant date and for more than one (1) year after the date of exercise.  However, if the Exchange Offer remains open for thirty (30) days or more, under Treasury Regulations, the existence of the Offer for such thirty (30) day period results in a modification of outstanding options, even if not exchanged in the Exchange Offer.  Accordingly, holders with Incentive Stock Options that are not exchanged, will nonetheless treat the deemed modification date as the new grant date for their options for purposes of the two (2) year and one (1) year holding period requirements.  Failure to meet these new holding periods would result in a disqualifying disposition of the Incentive Stock Option and treatment of the options as Non-Qualified Stock Options.

If you are exchanging incentive stock options for Replacement Options, you will be required to restart the measurement periods required for qualification of the Replacement Options as Incentive Stock Options.

In order to receive favorable tax treatment, shares acquired through the exercise of incentive stock options cannot be sold until at least two years from the date of grant of the incentive stock option and one year from the exercise date of the option, during which holding period the price of the shares may increase or decrease.

If you exchange Incentive Stock Options for Replacement Options, some of the Replacement Options received may not qualify as Incentive Stock Options.

If you exchange Incentive Stock Options for Replacement Options, the Replacement Options must satisfy the requirement that no holder may have more than $100,000 in value of Incentive Stock Options that may first become exercisable in a calendar year.  The $100,000 limitation is tested using the fair market value of the shares of Common Stock into which the options may convert as of the date of the grant of the options.  In general, a lower exercise price will result in options for a larger number of shares qualifying for treatment as Incentive Stock Options.  However, the $100,000 limitation applies to all Incentive Stock Options held by a holder in the Company during the calendar year if they have first become exercisable in that year, even if some of those options are cancelled, rather than exercised.  As a result, Incentive Stock Options that are first exercisable in 2013 may count towards the $100,000 limitation even though they are cancelled in the Exchange Offer and Replacement Options that would, but for the $100,000 limitation, be Incentive Stock Options may be deemed in excess of the limitation and treated as Non-Qualified Stock Options.  Holders of Incentive Stock Options that are exercisable for the first time in 2013 are encouraged to consult with qualified tax professionals to obtain advice as to the application of these rules in their particular circumstances.

THIS OFFER

1.	Eligibility; Number of Options; Offer Expiration Date.

Upon the terms and subject to the conditions of the Offer Documents, we are offering Eligible Participants the opportunity to exchange certain outstanding options to purchase shares of our Common Stock (on a grant-by-grant basis). The Replacement Options will be granted as of the date on which we cancel the Eligible Options elected for exchange, which we expect will be the Offer Expiration Date.

Outstanding options with exercise prices of $1.00 per share or greater issued under the 2010 Plan held by current employees, certain current Directors and officers of the Company and all outstanding options issued pursuant to the Stock Awards, whether or not vested, are Eligible Options.

Additionally, options expiring pursuant to their terms prior to the completion of the Option Exchange will be forfeited (unless earlier exercised) as of their expiration dates and will not eligible to be exchanged for Replacement Options.

You are an Eligible Participant for purposes of this Offer only if you:

•
are an employee, Director or officer of Augme or any of our subsidiaries on the date of commencement of this Offer and remain an employee, Director or officer of Augme or any of our subsidiaries through the Offer Expiration Date; and

•	hold at least one Eligible Option on the date of commencement of this Offer.

The outstanding options you hold give you the right to purchase shares of our Common Stock once you exercise those options by paying the applicable exercise price of those options.

If you elect to exchange your Eligible Options, you will not be eligible to receive Replacement Options unless you continue to be employed by or provide services to Augme or any of our subsidiaries on the Offer Expiration Date.

ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE OR DIRECTOR OF AUGME OR ANY OF OUR SUBSIDIARIES AS DESCRIBED HEREIN ON THE OFFER EXPIRATION DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THE OPTION EXCHANGE AND HAD TENDERED SOME OR ALL OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THE OPTION EXCHANGE, AND YOU WILL RETAIN YOUR OUTSTANDING OPTION(S) IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR EMPLOYMENT OR SERVICE, YOU MAY BE ENTITLED TO EXERCISE YOUR OUTSTANDING OPTION(S) FOR A PERIOD OF ONE YEAR (IF YOUR TERMINATION WAS AS A RESULT OF YOUR RETIREMENT, DEATH OR DISABILITY),  ONE MONTH (IF YOUR TERMINATION WAS AT THE COMPANY’S ELECTION FOR CAUSE) OR THREE MONTHS (IF YOUR TERMINATION WAS AT THE COMPANY’S ELECTION FOR OTHER THAN CAUSE), IN EACH CASE FOLLOWING THE TERMINATION OF EMPLOYMENT OR SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF EMPLOYMENT OR SERVICE.

The Replacement Options will have the terms described below in Section 8. If you have previously exercised a portion of your Eligible Options, only the portion of your Eligible Options that have not yet been exercised will be eligible to be exchanged on a grant-by-grant basis. If you fail to make a proper election with respect to your Eligible Options, your election will be rejected.

If you properly tender your Eligible Options and such tendered options are accepted for exchange, the tendered Eligible Options will be cancelled. Subject to the terms of this Offer, Eligible Options you tender for exchange will be exchanged, on a grant-by-grant basis, for Replacement Options to purchase that number of shares of Common Stock as determined based on the following exchange ratios:

1 Replacement Option will be issued to an Eligible Participant
for every number of Eligible Options currently held as specified in this column …	that is currently priced from and including …	to and including.
2	$1.00	$1.24
3	1.25	1.74
4	1.75	2.24
5	2.25	2.49
6	2.50	2.99
7	3.00	3.49
10	3.50	4.25

For example, if you tender for exchange Eligible Options associated with one grant, with an exercise price of $1.50, to purchase 1,000 shares of our Common Stock, you will receive Replacement Options to purchase 334 shares of our Common Stock exercisable at the New Exercise Price. Alternatively, if you tender multiple Eligible Options associated with multiple grants that have various exercise prices, you will receive the total number of Replacement Options due pursuant to the exchange ratios as set forth above for each exercise price of the Eligible Options, in the form of one set of Replacement Options at the New Exercise Price.

The term “Offer Expiration Date” means 9:00 p.m. Pacific Time on August 29, 2013, unless and until we, in our sole discretion, extend the period of time during which this Offer will remain open, in which event the term “Offer Expiration Date” refers to the latest time and date at which this Offer, as so extended, expires. See Section 14 of this Option Exchange, entitled “Extension of Offer; Termination; Amendment” for a description of our rights to extend, delay, terminate and amend this Offer.

For purposes of this Offer, a “business day” means any day other than a Saturday, a Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through midnight, Eastern Time of each such day.

2.	Purpose of this Offer.

We have experienced a significant decline in the price of a share of our Common Stock, and this price remains at a relatively low level compared to its historical price levels. As a result, many of our outstanding stock options have exercise prices significantly above the recent trading prices of our Common Stock. As of July 15, 2013, approximately 98% of outstanding stock options, of which options to purchase 5,881,549 shares of Common Stock are Eligible Options, had exercise prices in excess of the last reported sale price per share of our Common Stock on the OTCBB on that date. On July 31, 2013, the last reported sale price per share of our Common Stock on the OTCBB was $0.32.

We believe the majority of our outstanding stock options are no longer effective as incentives to retain and motivate our key contributors and that many holders of these options perceive these options have little or no value. In addition, although these options are not likely to be exercised as long as the price of a share of our Common Stock is lower than the applicable exercise price, the options continue to be accounted for in our financial records, with the potential to dilute stockholders’ interests for up to the full term of the options, unless they are surrendered or cancelled, while delivering little or no retentive or incentive benefit to the Company.

The objective of our equity incentive programs has been, and continues to be, to link the personal interests of equity incentive plan participants to those of our stockholders, and we believe the Option Exchange is an important component in our efforts to achieve that goal.

The Option Exchange is voluntary and will allow Eligible Participants to choose whether to keep all or a portion of their existing Eligible Options, on a grant-by-grant basis, at existing exercise prices or to exchange all or a portion of those options, on a grant-by-grant basis, for a reduced number of Replacement Options with the reduced New Exercise Price.

We intend the Option Exchange to enable Eligible Participants to recognize potentially greater value from the Replacement Options than might be possible with their Eligible Options, but this cannot be guaranteed considering the unpredictability of the stock market generally and the market price of shares of our Common Stock, Augme’s future financial performance, and the new vesting schedule associated with the Replacement Options.

THERE IS NO GUARANTEE THE INTENDED BENEFITS OF THE OPTION EXCHANGE WILL BE REALIZED, CONSIDERING THE UNPREDICTABILITY OF THE PRICE OF A SHARE OF AUGME COMMON STOCK AND THE VOLATILITY OF THE OVERALL STOCK MARKET.

We may engage in transactions in the future that could significantly change our ownership, structure, organization, management, or the make-up of our Board of Directors. Such changes could significantly influence the price of a share of our Common Stock. If we engage in such a transaction or transactions prior to the date we grant the Replacement Options, our stock price could increase (or decrease) and the New Exercise Price of the Replacement Options could be higher (or lower) than the current trading prices of a share of our Common Stock on the OTCBB on the Offer Expiration Date.

Although we currently are not contemplating a merger or similar transaction that could result in a change of control of Augme, we reserve the right, in the event of a merger or similar transaction, to take any actions we deem necessary or appropriate to complete a transaction our Board of Directors believes is in the best interest of our Company and our stockholders. These actions could include terminating your right to receive Replacement Options under this Offer. If we were to do so in connection with such a transaction, your existing options will remain outstanding pursuant to their original terms.

Subject to the foregoing, and except as otherwise disclosed in the Offer Documents or in our filings with the SEC that are incorporated by reference, as of the date hereof, we have no plans, proposals or negotiations (although we consider such matters in the ordinary course of our business and intend to continue to do so in the future) that relate to or would result in:

(a) any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or our subsidiaries;

(b) any purchase, sale or transfer of a material amount of our assets or the assets of our subsidiaries;

(c) any material change in our present dividend rate or policy, or our indebtedness or capitalization;

(d) any change in our present Board or executive management, other than to fill existing vacancies, if any;

(e) any other material change in our corporate structure or business;

(f) our Common Stock from being quoted on an automated quotation system operated by a national securities association;

(g) the suspension of our obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(h) the acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

(i) any change in our certificate of incorporation or bylaws, or any actions which could impede the acquisition of control of us by any person.

NEITHER WE NOR OUR BOARD OR MANAGEMENT MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU ARE URGED TO EVALUATE CAREFULLY ALL OF THE INFORMATION PROVIDED IN CONNECTION WITH THIS OFFER. YOU MUST MAKE YOUR OWN DECISION WHETHER TO ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS. WE ENCOURAGE YOU TO SEEK THE ADVICE OF QUALIFIED INVESTMENT AND TAX PROFESSIONALS WHEN DETERMINING WHETHER OR NOT TO PARTICIPATE IN THE OPTION EXCHANGE.

3.	Procedures for Electing to Exchange Options.

Proper exchange of Eligible Options. Participation in the Option Exchange is voluntary. All Eligible Participants must complete, sign and return the Election Form delivered to you with the Offer Documents such that it is received by Thomas J. Virgin, Chief Financial Officer of the Company, before 9:00 p.m. Pacific Time on August 29, 2013 (or such later time and date as may apply if the Offer is extended). Election Forms received after this deadline will not be accepted. In order to submit your Election Form to participate in this Offer, you will be required to acknowledge your agreement to all of the terms and conditions of the Offer as set forth in the Offer Documents, including, without limitation, the Terms of Election attached to the Election Form as Exhibit A or you may notify the Company through your Election Form that you choose not to participate in the Offer. The Election Form may be submitted to Mr. Virgin by facsimile to (425) 827-1561, email to optionexchange@hipcricket.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Virgin receives your Election Form by the deadline. Election Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us.

Eligible Options that were held by a given Eligible Participant on the same Grant Date, with the same exercise price, and subject to the same vesting schedule constitute a single “grant” for the purposes of this Offer, regardless of how many underlying shares of Common Stock are subject to the grant. For example, if you tender for exchange Eligible Options associated with one grant, with an exercise price of $1.50, to purchase 1,000 shares of our Common Stock, you will receive Replacement Options to purchase 334 shares of our Common Stock exercisable at the New Exercise Price. Alternatively, if you tender multiple Eligible Options associated with multiple grants that have various exercise prices, you will receive the total number of Replacement Options due pursuant to the exchange ratios as set forth in Section 1 above for each exercise price of the Eligible Options, in the form of one set of Replacement Options at the New Exercise Price. You will only be permitted to exchange your Eligible Options for Replacement Options on a grant-by-grant basis. No partial exchanges of an individual grant of Eligible Options will be permitted. If you elect to exchange Eligible Options constituting a single grant, you must exchange the entire outstanding (i.e., unexercised) portion of that grant. If you elect to surrender Eligible Options subject to an individual grant in the Option Exchange, you do not need to surrender any other Eligible Options subject to different grants you may hold. If you attempt to exchange a portion but not all of the Eligible Options subject to an individual grant, your Election Form will be rejected.

Information on your Eligible Options, which, among other things, lists your Eligible Options, the grant date of your Eligible Options, the exercise price(s) of your Eligible Options, and the number of shares of underlying Common Stock for which your Eligible Options remain exercisable will be provided to you with the Offer Documents. Additional copies of such information may be requested by emailing optionexchange@hipcricket.com or calling Mr. Virgin at (425) 452-1111 (9:00 a.m. to 5:00 p.m. Pacific Time, Monday through Friday).

If you fail to make a proper election with respect to your Eligible Options (on a grant-by-grant basis), your election will be rejected.

Your election to participate becomes irrevocable after the Offer Expiration Date, which is 9:00 p.m. Pacific Time on August 29, 2013, unless the Offer is extended, in which case your election will become irrevocable after the new Offer Expiration Date. You may change your mind after you have submitted an election and withdraw from the Offer at any time before 9:00 p.m. Pacific Time on the Offer Expiration Date, as described in Section 4 of this Offer to Exchange entitled “Withdrawal Rights”. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election we receive before 9:00 p.m. Pacific Time on the Offer Expiration Date.

You can withdraw a previously made election any time during the Offer period by completing, signing, and returning the Withdrawal Form delivered to you with the Offer Documents such that it is received  by Mr. Virgin before 9:00 p.m. Pacific Time on the Offer Expiration Date. The Withdrawal Form may be submitted to Mr. Virgin by facsimile to (425) 827-1561, email to optionexchange@hipcricket.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Virgin receives your Withdrawal Form by the deadline. Withdrawal Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us.

ONCE YOUR ELECTION FORM OR WITHDRAWAL FORM IS RECEIVED BY AUGME, WE INTEND TO CONFIRM THE RECEIPT OF YOUR ELECTION AND/OR WITHDRAWAL FORM(S) BY EMAIL, OR, IF YOU DO NOT HAVE A CORPORATE EMAIL ADDRESS, TO SEND A CONFIRMATION VIA U.S. MAIL WITHIN 48 HOURS OF RECEIPT. IF YOU DO NOT RECEIVE A CONFIRMATION, IT IS YOUR RESPONSIBILITY TO CONFIRM THAT AUGME HAS RECEIVED YOUR ELECTION FORM AND/OR ANY WITHDRAWAL FORM. IF YOU FAIL TO MAKE A PROPER ELECTION WITH RESPECT TO YOUR ELIGIBLE OPTIONS ON A GRANT-BY-GRANT BASIS, YOUR ELECTION WILL BE REJECTED AND AUGME WILL SEND YOU A NOTICE OF REJECTION BY EMAIL, OR, IF YOU DO NOT HAVE A CORPORATE EMAIL ADDRESS, BY U.S. MAIL, WITHIN 48 HOURS OF RECEIPT.

ONLY ELECTIONS THAT ARE COMPLETE AND ACTUALLY RECEIVED BY AUGME BY 9:00 P.M. PACIFIC TIME ON THE OFFER EXPIRATION DATE WILL BE ACCEPTED.

We will strictly enforce the offering period, subject only to any extension, which we may grant in our sole discretion.

Our receipt of your Election Form is not by itself an acceptance of your Eligible Options for exchange. For purposes of this Offer, we will be deemed to have accepted Eligible Options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the Eligible Participants generally of our acceptance of Eligible Options for exchange. We may issue this notice of acceptance by email, press release, or other form of written communication. Eligible Options accepted for exchange will be cancelled as of the Offer Expiration Date.

If you do not submit your election by 9:00 p.m. Pacific Time on the Offer Expiration Date, then you will not participate in the Option Exchange, and all stock options currently held by you will remain intact at their original price and with their original terms.

Subject to our rights to extend, terminate, and amend this Offer, we currently expect that we will accept, promptly after 9:00 p.m. Pacific Time on the Offer Expiration Date, all properly tendered Eligible Options that have not been validly withdrawn. We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Eligible Option grants. We reserve the right to reject any election for any Eligible Options tendered for exchange we determine is not in appropriate form, not timely made, or unlawful to accept. Neither we nor any other person is obligated to give notice of any defects or irregularities in any election, nor will anyone incur any liability for failure to give any notice. No surrender of Eligible Options will be deemed to have been made properly until all defects or irregularities have been cured by the tendering holder of the Eligible Options or waived by us.   Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. Subject to Rule 13e-4 under the Exchange Act, we also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any surrender with respect to any particular Eligible Options or any particular Eligible Participant.

Your election to exchange Eligible Options through the procedures described above constitutes your acceptance of the terms and conditions of this Offer, and will be controlling, absolute and final, subject to your withdrawal rights under the Offer as described in Section 4 of the Offer to Exchange entitled “Withdrawal Rights” and our acceptance of your tendered Eligible Options in accordance with the Offer as described in Section 5 of the Offer to Exchange entitled “Acceptance of Options for Exchange; Grant of Replacement Options.” OUR ACCEPTANCE OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE WILL CONSTITUTE A BINDING AGREEMENT BETWEEN AUGME AND YOU UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THIS OFFER.

We internally control the administration and transaction processing of all stock options granted under the 2010 Plan and the Stock Awards. Accordingly, Replacement Options, if and when issued, will be in our records as being subject to the terms and conditions of the Replacement Option Award Agreement and no physical Replacement Option Award Agreement(s) will be provided to you.  Your execution and delivery of the Election Form will constitute acceptance of your Replacement Options, if and when issued, and your agreement that such Replacement Options will be subject to the terms and conditions set forth in the applicable form of Replacement Option Award Agreement, without any further action required by you.

4.	Withdrawal Rights.

You can only withdraw your election to exchange your Eligible Options in accordance with the provisions of this Section 4.

You can withdraw your election to exchange your Eligible Options at any time before 9:00 p.m. Pacific Time on the Offer Expiration Date, currently scheduled for August 29, 2013. If the Offer Expiration Date is extended by us, you can withdraw your election to exchange your Eligible Options at any time before 9:00 p.m. Pacific Time on the Offer Expiration Date, as it may be extended.

In addition, although we intend to accept all validly tendered Eligible Options immediately after the expiration of this Offer, if we have not accepted your Eligible Options within 40 business days of the commencement of this Offer, you may withdraw your election to exchange your Eligible Options at any time thereafter.

To withdraw a previously made election you must complete, sign, and return the Withdrawal Form delivered to you with the Offer Documents such that it is received  by Mr. Virgin before 9:00 p.m. Pacific Time on the Offer Expiration Date. The Withdrawal Form may be submitted to Mr. Virgin by facsimile to (425) 827-1561, email to optionexchange@hipcricket.com, or hand delivery; provided, however, you must allow for delivery time based on the method of submission you choose to ensure Mr. Virgin receives your Withdrawal Form by the deadline. Withdrawal Forms submitted by any other means, including interoffice mail and United States Mail (or other postal service) are not permitted and will not be accepted by us.

It is your responsibility to confirm we received your new election indicating the withdrawal of your election to exchange some or all of your Eligible Options before the Offer Expiration Date.

You cannot rescind any withdrawal, and your Eligible Options will thereafter be deemed not properly tendered for exchange for purposes of this Offer, unless you properly re-elect to exchange some or all of your Eligible Options before the deadline on the Offer Expiration Date by following the procedures described in Section 3 of the Offer to Exchange entitled “Procedures for Electing to Exchange Options.”

Neither Augme nor any other person is obligated to give notice of any defects or irregularities in any election withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our sole discretion, all questions as to the form and validity, including time of receipt, of notices or elections of withdrawal. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination on these matters will be final and binding on all parties.

5.	Acceptance of Options for Exchange; Grant of Replacement Options.

Upon the terms and subject to the conditions of this Offer, including those conditions listed in Section 6 of this Offer to Exchange entitled “Conditions of this Offer”, and promptly following the expiration of this Offer, we will accept for exchange and cancel Eligible Options properly tendered for exchange and not validly withdrawn before the Offer Expiration Date. Once your Eligible Options have been accepted for exchange, you will receive a confirmation notice promptly following the expiration of this Offer confirming that your Eligible Options have been accepted for exchange and cancelled.

If your Eligible Options are properly tendered for exchange and accepted by us, we will cancel your Eligible Options on the Offer Expiration Date, and you will also be granted Replacement Options on the Offer Expiration Date.

We internally control the administration and transaction processing of all stock options granted under the 2010 Plan and the Stock Awards. Accordingly, Replacement Options, if and when issued, will be reflected in our records as being subject to the terms and conditions of the applicable form of Replacement Option Award Agreement and no physical Replacement Option Award Agreement(s) will be provided to you. Your execution and delivery of the Election Form will constitute acceptance of your Replacement Options, if and when issued, and your agreement that such Replacement Options will be subject to the terms and conditions set forth in the applicable form of Replacement Option Award Agreement, without any further action required by you.

If you are no longer an employee or Director of Augme or any of our subsidiaries, whether voluntarily, involuntarily, or for any other reason before the Offer Expiration Date, you will not be able to participate in the Option Exchange. Also, if you change your place of residence to a country where this Offer is prohibited under local regulations, you will not be able to participate in the Option Exchange.

ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE OR DIRECTOR OF AUGME OR ANY OF OUR SUBSIDIARIES AS DESCRIBED HEREIN ON THE OFFER EXPIRATION DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THE OPTION EXCHANGE AND HAD TENDERED SOME OR ALL OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THE OPTION EXCHANGE, AND YOU WILL RETAIN YOUR OUTSTANDING OPTION(S) IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR EMPLOYMENT OR SERVICE, YOU MAY BE ENTITLED TO EXERCISE YOUR OUTSTANDING OPTION(S) FOR A PERIOD OF ONE YEAR (IF YOUR TERMINATION WAS AS A RESULT OF YOUR RETIREMENT, DEATH OR DISABILITY),  ONE MONTH (IF YOUR TERMINATION WAS AT THE COMPANY’S ELECTION FOR CAUSE) OR THREE MONTHS (IF YOUR TERMINATION WAS AT THE COMPANY’S ELECTION FOR OTHER THAN CAUSE), IN EACH CASE FOLLOWING THE TERMINATION OF EMPLOYMENT OR SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF EMPLOYMENT OR SERVICE.

For purposes of this Offer, we will be deemed to have accepted for exchange Eligible Options that are validly elected for exchange and not properly withdrawn when we give written notice to the holder of such Eligible Options of our acceptance for exchange of such Eligible Options. Such notice may be given by press release, email or letter. Subject to our rights to extend, terminate and amend this Offer, we expect you will receive your Replacement Options, which will also be reflected in our records, as promptly as practicable after the Offer Expiration Date.

6.	Conditions of this Offer.

Notwithstanding any other provision of the Offer Documents, we will not be required to accept any options elected for exchange, and we may terminate or amend this Offer, or postpone our acceptance and cancellation of any options elected for exchange, in each case subject to certain limitations, if at any time on or after the date of commencement of the Offer and prior to the Offer Expiration Date any of the following events has occurred, or in our reasonable judgment, has been determined by us to have occurred, regardless of the circumstances giving rise thereto, other than acts or omissions to act by us:

(a) there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of this Offer, the acquisition of some or all of the options elected for exchange pursuant to this Offer or the issuance of Replacement Options;

(b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to this Offer or us, by any court or any authority, agency or tribunal that would or might directly or indirectly:

•	make the acceptance for exchange of, or issuance of, Replacement Options for, some or all of the options elected for exchange illegal or otherwise restrict or prohibit consummation of this Offer;

•	delay or restrict our ability, or render us unable, to accept for exchange or grant Replacement Options for some or all of the options elected for exchange; or

•	materially and adversely affect the business, condition (financial or other), income, operations or prospects of Augme;

(c) there shall have occurred:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

•
the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any jurisdiction in which the Company or its subsidiaries operate, whether or not mandatory;

•
the commencement or escalation of a war, armed hostilities, or other international or national crisis directly or indirectly involving the United States or any jurisdiction in which the Company or its subsidiaries operate;

•
any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that might affect, the extension of credit by banks or other lending institutions in the United States or any jurisdiction in which the Company or its subsidiaries operate;

•	any decrease of greater than 50% of the market price of the shares of our Common Stock as listed on the OTCBB;

•
any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on the business, condition (financial or other), operations or prospects of Augme or on the trading in our Common Stock;

•	in the case of any of the foregoing existing at the time of the commencement of this Offer, a material acceleration or worsening thereof; or

•
any decline in either the NASDAQ Composite Index or the Standard and Poor’s Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on the date of commencement of the Offer;

(d) a tender or exchange offer with respect to some or all of the shares of our Common Stock, or a merger or acquisition proposal for Augme, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

•
any person, entity or group within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our Common Stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our Common Stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the date of commencement of the Offer;

•
any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the date of commencement of the Offer shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our Common Stock; or

•
any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of the assets or securities of us;

(e) any of the situations described above existed at the time of commencement of this Offer and that situation, in our reasonable judgment, deteriorates materially after commencement of this Offer; or

(f) any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of Augme that, in our reasonable judgment, is or may have a material adverse effect on Augme.

The conditions to this Offer are for our benefit. We may assert them in our sole discretion regardless of the circumstances giving rise to them before the Offer Expiration Date, other than acts or omissions to act by us. We may waive them, in whole or in part, at any time and from time to time prior to the Offer Expiration Date, in our reasonable discretion, whether or not we waive any other condition to this Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Subject to any order or decision by a court or arbitrator of competent jurisdiction, any determination we make concerning the events described in this Section 6 will be final and binding on all persons.

7.	Price Range of Common Stock Underlying the Options; Dividends.

Our Common Stock is listed on the OTCBB under the symbol “AUGT.”

The following table shows, for the periods indicated, the high and low sales prices of our Common Stock as listed on the OTCBB.

Fiscal Year ended February 29, 2012	High	Low
First Quarter	$4.68	$2.53
Second Quarter	$4.20	$2.42
Third Quarter	$3.62	$1.60
Fourth Quarter	$2.19	$1.25
Fiscal Year ended February 28, 2013
First Quarter	$10.42	$1.82
Second Quarter	$8.39	$1.32
Third Quarter	$7.41	$0.50
Fourth Quarter	$6.87	$0.27
Fiscal Year ending February 28, 2014
First Quarter	$0.47	$0.30
Second Quarter (through July 23, 2013)	$0.42	$0.28

On July 31, 2013, the last reported sale price of our Common Stock on the OTCBB was $0.32 per share.

WE RECOMMEND YOU OBTAIN CURRENT MARKET QUOTATIONS FOR THE PRICE OF A SHARE OF OUR COMMON STOCK BEFORE DECIDING WHETHER TO ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS.

8.	Source and Amount of Consideration; Terms of Replacement Options.

Consideration

We will grant Replacement Options, subject to applicable laws and regulations, in exchange for Eligible Options properly tendered for exchange by you and accepted by us for exchange. As of July 15, 2013, there were outstanding Eligible Options to purchase an aggregate of 5,881,549 shares of our Common Stock.

Exercise Price of Replacement Options

Replacement Options will have the New Exercise Price equal to the closing price of the Company’s common stock as reported by Bloomberg LP on the last trading day the Exchange Offer is open.

Number of Shares Underlying Replacement Options

The number of shares underlying each Replacement Option will be determined based on the following exchange ratios:

1 Replacement Option will be issued to an Eligible Participant
for every number of Eligible Options currently held as specified in this column …	that is currently priced from and including …	to and including.
2	$1.00	$1.24
3	1.25	1.74
4	1.75	2.24
5	2.25	2.49
6	2.50	2.99
7	3.00	3.49
10	3.50	4.25

Vesting of Replacement Options

Replacement Options will be vested to the extent and in proportion to the vested portions of the Eligible Options and unvested portions of the Eligible Options will remain subject to the same vesting schedule with proportionate adjustment being reflected in the Replacement Options with respect to the number of unvested options subject to the provisions of the 2010 Plan.

Except as set forth in any Replacement Option Award Agreement, Replacement Options will also become fully vested upon the occurrence of an event described in Section 11 of the 2010 Plan resulting in a Change of Control of Augme. Under the 2010 Plan, a “Change of Control” is defined as the occurrence of any one of the following events: (a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company; (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; (c) any person becomes after the effective date of the Plan the "beneficial owner'' (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but less than 50%, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors (as defined in Section 11.23 of the 2010 Plan), or (ii) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors); (d) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but less than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors, or (ii) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors); (e) the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or (f) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

Upon the effectiveness of a transaction representing a Change of Control, all outstanding options under the 2010 Plan will become immediately exercisable in full and remain exercisable for the remainder of their terms, regardless of whether the holder of such options remains in the employ or service of Augme or any of our subsidiaries and the Board may, in its sole discretion, elect to pay holders of outstanding options an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such Change of Control over the applicable exercise price.

The only exception to the foregoing discussion of the vesting of the Replacement Options may be in countries where local law requires otherwise.

Vesting and exercise of Replacement Options are dependent upon continued employment or service with Augme or any of our subsidiaries or your earlier death, Disability or Retirement. Replacement Options are subject to the terms and conditions as provided for in the 2010 Plan and the form of Replacement Option Award Agreement.

SUBJECT TO APPLICABLE LAW, NOTHING IN THIS DOCUMENT SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OR DIRECTOR OF THE COMPANY OR ANY OF ITS SUBSIDIARIES. THE TERMS OF YOUR EMPLOYMENT OR SERVICE WITH US REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR YOU WILL OTHERWISE REMAIN IN OUR EMPLOY OR SERVICE UNTIL THE OFFER EXPIRATION DATE OR AFTER THAT DATE.

IF YOU EXCHANGE ELIGIBLE OPTIONS FOR REPLACEMENT OPTIONS AND YOU CEASE TO BE AN EMPLOYEE OR MEMBER OF THE BOARD OF DIRECTORS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR IF YOU HAVE RETIRED, YOU MAY BE ENTITLED TO EXERCISE YOUR OUTSTANDING OPTION(S) FOR A PERIOD OF ONE YEAR (IF YOUR TERMINATION WAS AS A RESULT OF YOUR RETIREMENT, DEATH OR DISABILITY),  ONE MONTH (IF YOUR TERMINATION WAS AT THE COMPANY’S ELECTION FOR CAUSE) OR THREE MONTHS (IF YOUR TERMINATION WAS AT THE COMPANY’S ELECTION FOR OTHER THAN CAUSE), IN EACH CASE FOLLOWING THE TERMINATION OF EMPLOYMENT OR SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF EMPLOYMENT OR SERVICE.

Terms of Replacement Options

The Replacement Options will have the terms and be subject to the conditions as provided for in the 2010 Plan and the form of Replacement Option Award Agreement.

Generally, you may exercise the vested portion of your Replacement Option at any time during the remaining term. If, however, your employment or service with Augme or any of our subsidiaries terminates prior to any portion of your Replacement Option becoming vested for reasons including your earlier death, Disability or Retirement, your ability to exercise your Replacement Options will be limited based on the terms of the 2010 Plan and your Replacement Option Award Agreement.

Payment of Exercise Price of Replacement Options

Subject to the terms of the Replacement Option Award Agreement, the New Exercise Price for an option under the 2010 Plan may be paid in the manner approved by the Board, including by in cash, by certified or bank check, or other instrument acceptable to the Board.

Other Terms and Conditions of Replacement Options

Other than the Exercise Price, Replacement Options will have terms and conditions substantially similar to the surrendered Eligible Options. The Replacement Options will be governed by the terms and conditions of the 2010 Plan and the form of Replacement Option Award Agreement, setting forth the New Exercise Price and instructions regarding how to exercise your Replacement Options.

The description of the Replacement Options set forth herein is only a summary of some of the material provisions of the 2010 Plan and the form of Replacement Option Award Agreements, but is not complete. These descriptions are subject to, and qualified in their entirety by reference to, the actual provisions of the 2010 Plan and the form of Replacement Option Award Agreement. Copies of the 2010 Plan and the form of Replacement Option Award Agreement are attached hereto as Schedules A and B, reespectively. You are encouraged to consult the 2010 Plan and the form of Replacement Option Award Agreement for complete information about the terms of the Replacement Options. Information regarding our 2010 Plan may also be found in the Registration Statements on Form S-8 and related prospectuses prepared by us in connection with the 2010 Plan. You are encouraged to consult these documents for complete information about the terms of the Replacement Options. Copies of the 2010 Plan, the related prospectuses, and the form of Replacement Option Award Agreement are also available upon request by emailing optionexchange@hipcricket.com or calling Mr. Virgin at (425) 452-1111. Copies of these documents will be provided promptly at our expense.

U.S. Federal Income Tax Consequences of Replacement Options

You should refer to Section 13 of this Offer to Exchange entitled “Material U.S. Federal Income Tax Consequences” for a discussion of material U.S. federal income tax consequences of the Replacement Options, as well as the consequences of accepting or rejecting this Offer.

Registration of Option Shares

All shares of Common Stock issuable upon exercise of options under our 2010 Plan, including the shares that will be issuable upon exercise of all Replacement Options, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on one or more Registration Statements on Form S-8 filed with the Securities and Exchange Commission. Unless you are considered an “affiliate” of Augme (as defined under the Exchange Act), you will be able to sell the shares of Common Stock acquired through exercise of your Replacement Options free of any transfer restrictions, subject to the requisite holding period, under SEC Rule 144 promulgated under the Securities Act.

Augme 2010 Stock Option and Incentive Plan

Summary of Material Terms of 2010 Plan

The following is a summary of certain terms and conditions of the 2010 Plan. This summary is qualified in its entirety by reference to the 2010 Plan itself, which is attached hereto as Schedule A.

Plan Administration; Eligibility. The 2010 Plan is administered by a committee (the “Committee”) comprised of the Board or a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any Committee administering the 2010 Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are "outside directors" within the meaning of Section 162(m) of the Code (“Independent Directors”).

The Committee, in its discretion, may grant a variety of incentive awards based on the Common Stock of the Company. It has full power to select, from among the employees, Directors, officers, and third-party service providers eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each grant, subject to the provisions of the 2010 Plan.

Persons eligible to participate in the 2010 Plan are employees of the Company or any subsidiary and any non-employee directors, consultants and independent contractors of the Company or any subsidiary.

Stock Options. The 2010 Plan permits the granting of (i) options to purchase Common Stock including both Incentive Stock Options under Section 422 of the Code and Non-Qualified Stock Options, (ii) Restricted Stock Awards, and (iii) Stock Bonuses. The exercise price of each option is determined by the Committee, but may not be less than 100% of the fair market value of our Common Stock on the date of grant.

The term of each option is fixed by the Committee and may not exceed 10 years from date of grant. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

Upon exercise of options, the option exercise price must be paid in full in a manner approved by the Committee.

To qualify as Incentive Options, options must meet additional federal tax requirements, including limits on the value of shares subject to Incentive Options that first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Restricted Stock. The Committee may award shares of Common Stock to participants subject to such conditions and restrictions as the Committee may determine (“Restricted Stock”). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or service with the Company or its subsidiaries through a specified restricted period. The purchase price of shares of Restricted Stock will be determined by the Committee. If the performance goals and other restrictions are not attained, the participants will forfeit their awards of Restricted Stock.

Stock Bonus Awards. The Committee may grant performance share awards to eligible recipients entitling the recipient to receive shares of Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Committee shall determine.

Tax Withholding. Participants under the 2010 Plan are responsible for the payment of any federal, state or local taxes the Company is required by law to withhold upon any option exercise or vesting of other awards.

The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment related tax obligation by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

Adjustments for Stock Dividends, Mergers, Etc. The Committee may make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation, sale of the Company or similar event, as of the effective date of such transaction, all options shall become fully exercisable and all other awards shall become fully vested, except as the Committee may otherwise determine with respect to particular awards. Unless provision is made in connection with such a transaction for the assumption of outstanding awards or the substitution of such awards with new awards, the 2010 Plan and all outstanding options and awards shall terminate.

Amendments and Termination. The Board may at any time amend or discontinue the 2010 Plan and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder’s consent. Further, the 2010 Plan amendments shall be subject to approval by the Company’s stockholders if and to the extent required by the Code to preserve the qualified status of Incentive Stock Options.

Change of Control Provisions. The 2010 Plan provides that in the event of a Change of Control, all outstanding Options shall automatically become fully exercisable.

Tax Aspects under the U.S. Internal Revenue Code.

The following is a summary of the principal federal income tax consequences of option grants under the 2010 Plan. It does not describe all federal tax consequences under the 2010 Plan, and it does not describe state, foreign or local tax consequences.

Incentive Stock Options. Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as capital gain, and the Company will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a “disqualifying disposition”), the employee generally will realize ordinary income in the year of disposition, and the Company will receive a corresponding deduction, in an amount equal to the excess of (A) the lesser of (i) the amount, if any, realized on the disposition and (ii) the fair market value of the shares on the date the option was exercised over (B) the option exercise price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the holding period for such shares.

The employee will be considered to have disposed of his or her shares if he or she sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee’s ordinary income (and the Company’s deduction) is equal to the fair market value of the shares on the date of exercise less the exercise price. If the disposition is by sale or exchange, the employee’s tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option may subject the employee to the alternative minimum tax.

Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of his or her Incentive Option.

An Incentive Option that is exercised by an employee more than three months after such employee’s employment terminates will be treated as a Non-Qualified Option for federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

Non-Qualified Options. There are no federal income tax consequences to either the optionee or the Company on the grant of a Non-Qualified Option. In general, on the exercise of a Non-Qualified Option, the optionee has taxable ordinary income equal to the excess of the fair market value of our Common Stock received on the exercise date over the exercise price of the shares. The optionee’s tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company is entitled to a federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares.

Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

Parachute Payments. The exercise of any portion of any option that is accelerated due to the occurrence of a Change of Control may cause a portion of the payments with respect to such accelerated options to be treated as “parachute payments” (as defined in the Code). Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or portion of such payment (in addition to other taxes ordinarily payable).

Limitations on Company’s Deductions. As a result of Section 162(m) of the Code, the Company’s federal tax deduction for certain awards under the 2010 Plan may be limited to the extent that the Company’s chief executive officer or certain other executive officers receives compensation (other than performance-based compensation) in excess of $1 million a year.

THE STATEMENTS IN THIS OFFER CONCERNING THE 2010 PLAN AND THE REPLACEMENT OPTIONS IS MERELY A SUMMARY AND DOES NOT PURPORT TO BE COMPLETE. THE STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, ALL PROVISIONS OF THE 2010 PLAN AND THE FORM OF REPLACEMENT OPTION AWARD AGREEMENT THEREUNDER. COPIES OF THE 2010 PLAN AND THE FORM OF REPLACEMENT OPTION AWARD AGREEMENT ARE ATTACHED HERETO AS SCHEDULES A AND B, RESPECTIVELY. COPIES OF THE 2010 PLAN AND THE FORM OF REPLACEMENT OPTION AWARD AGREEMENT ARE AVAILABLE UPON REQUEST BY EMAILING OPTIONEXCHANGE@HIPCRICKET.COM OR CALLING MR. VIRGIN AT (425) 452-1111. COPIES WILL BE PROVIDED PROMPTLY AT OUR EXPENSE.

9.	Information Concerning Augme.

The Company. Augme is a leader in mobile marketing and advertising technology and services that enable brands, advertising agencies, media companies and enterprise customers to seamlessly drive sales, engagement and loyalty. We have one reporting segment headquartered in Kirkland, Washington. We were formerly known as Modavox, Inc. and changed our name to Augme Technologies, Inc. in February 2010. In August 2011, we purchased the assets, including the tradename, of Hipcricket, Inc., a Delaware corporation.

On March 14, 2012, we formed a wholly-owned subsidiary, Hipcricket, Inc. (“Hipcricket”), under which we sell the Hipcricket brand software and services to customers. Hipcricket is a mobile advertising and marketing company that creates measurable, real-time, one-to-one relationships between advertisers and their customers and prospective customers using text messages, multimedia messages, mobile web sites, mobile applications, mobile coupons, quick response codes and a mobile advertising network.

Hipcricket’s proprietary software-as-a-service (“SaaS”) AD LIFE Platform (the “Platform”) combines Hipcricket’s Hip 7.0 and Augme’s AD LIFE and AD SERVE platforms and technologies. The Platform is a true end-to-end mobile marketing and mobile advertising solution featuring an analytical engine that uses real-time campaign data, enabling customers to quickly create, deploy, monitor, and measure interactive mobile marketing and advertising campaigns in real time throughout the campaign lifecycle across multiple networks and devices through a single access point.  Campaigns built on our Platform provide optimized marketing messages to customers where they work, play and live by delivering Customer Relationship Management (“CRM”)-driven personalized brand experiences.  We have delivered over 250,000 campaigns to date and have over a 95% renewal rate among hundreds of customers.  We market our services primarily through a direct sales force.

Our Platform is built on our patented intellectual property (“IP”).  We have invested significant resources and capital building our patent portfolio, which we believe is foundational to targeted Internet functions, such as advertising, broadcasting and content delivery.  We have developed and procured IP rights as a key aspect of our business strategy.  We also generate IP from our internal development activities and through acquisitions.

In September 2012, we adopted a restructuring plan which includes reducing the number of employees, slowing the pace of investments in our IP portfolio and minimizing variable expenses. We are restructuring overall corporate overhead expenses in order to focus our business around our mobile marketing and advertising technology and services. In order to strengthen our position in the mobile marketing and mobile advertising industry, we intend to carefully invest our resources and protect our strategic assets, including our investment in our core patents, while continuing to identify and implement additional cost savings.

Available Information. We are subject to the informational filing requirements of the Exchange Act and, accordingly, are obligated to file reports, statements and other information with the SEC relating to our business, financial condition and other matters. Information, as of particular dates, concerning our Directors and executive officers, their remuneration, stock options granted to them, the principal holders of our securities and any material interest of these persons in transactions with us is required to be disclosed in proxy statements distributed to our stockholders and filed with the SEC. We also have filed an Issuer Tender Offer Statement on Schedule TO (the “Schedule TO”) with the SEC that includes additional information relating to the Offer.

These reports, statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material may also be obtained by mail, upon payment of the SEC’s customary charges, from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a website at www.sec.gov offering access to reports, proxy and information statements, and other information regarding registrants filing electronically with the SEC. You may access the Company’s publicly filed documents at this site, including the Schedule TO and the documents incorporated therein by reference. You may obtain information about the Public Reference Room by calling the SEC for more information at 1-800-SEC-0330. You may also visit the Investor Relations pages of the Company’s website (located at www.augme.com) to access our SEC filings, including the Schedule TO and related documents, as well as the filings “incorporated by reference” shown immediately below.

Incorporation by Reference. The rules of the SEC allow us to “incorporate by reference” information into this Offer to Exchange, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that have been previously filed with the SEC contain important information about us and we incorporate them by reference (other than any portions of the respective filings that were furnished to, rather than filed with, the SEC under applicable SEC rules):

•	Annual Report on Form 10-K for the fiscal year ended February 28, 2013, as filed with the SEC on May 24, 2013.

•	Quarterly Report on Form 10-Q for the three months year ended May 31, 2013, as filed with the SEC on July 10, 2013.
•	Current Report on Form 8-K, as filed with the SEC on June 10, 2013.

Any statement contained in any document incorporated by reference into this Offer to Exchange shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this Offer to Exchange or any subsequently filed document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Exchange.

Summary Financial Information

    The following summary financial information should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended February 28, 2013 and Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2013:
STATEMENTS OF OPERATIONS
	Three Months Ended		Year Ended
	May 31,		February 28,	February 29,
	2013	2012	2013	2012
		(Restated)		(Restated)

REVENUE	$5,865,564	$5,078,351	$26,210,101	$11,950,370

COST OF REVENUES	2,602,503	1,935,945	10,370,770	4,150,807

OPERATING EXPENSES:
Selling and marketing	3,337,133	3,592,537	15,123,547	9,389,747
Technology and development	1,988,229	2,176,822	7,474,928	5,037,440
General and administrative	2,676,912	3,442,007	12,682,015	18,928,604
Depreciation and amortization	1,275,190	1,494,681	6,036,740	4,328,247
Goodwill impairment	-	-	25,919,000	-
Impairment of intangible assets and investments	-	-	12,196,269	-
Total operating expenses	9,277,464	10,706,047	79,432,499	37,684,038

LOSS FROM OPERATIONS	(6,014,403)	(7,563,641)	(63,593,168)	(29,884,475)

OTHER INCOME (EXPENSE):
Interest income (expense), net	(801)	2,645	(62,580)	20,950
Acquisition related contingent consideration	-	-	12,199,730	(2,716,500)
NET LOSS BEFORE INCOME TAXES	(6,015,204)	(7,560,996)	(51,456,018)	(32,580,025)

Income tax benefit	-	2,618,723	2,618,723	9,976,823

NET LOSS	$(6,015,204)	$(4,942,273)	$(48,837,295)	$(22,603,202)

NET LOSS PER SHARE - Basic and diluted	$(0.05)	$(0.05)	$(0.47)	$(0.28)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	129,595,547	94,489,673	104,185,651	80,146,990

BALANCE SHEET
	May 31, 2013	February 28,	February 29, 2012
	(unaudited)	2013	(Restated)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,404,352	$4,352,691	$11,428,825
Restricted cash	214,543	214,455	-
Accounts receivable, net	5,160,619	5,707,019	3,734,945
Prepaid expenses and other current assets	651,354	772,029	487,321
Total current assets	7,430,868	11,046,194	15,651,091

Intangible assets available for sale	3,500,000	3,500,000	-
Property and equipment, net	48,088	82,737	292,492
Goodwill	35,060,183	35,060,183	60,979,183
Intangible assets, net	24,798,789	25,812,037	36,798,085
Deposits	250,806	238,011	365,700

TOTAL ASSETS	$71,088,734	$75,739,162	$114,086,551

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,322,839	$4,812,086	$2,613,238
Accrued liabilities	2,119,404	2,614,365	1,599,792
Deferred revenue	1,111,781	851,847	1,050,369
Line of credit	1,000,000	-	-
Acquisition related contingent consideration	-	-	26,000,500
Total current liabilities	8,554,024	8,278,298	31,263,899

LONG TERM LIABILITIES:
Deferred income tax liability, net	3,517,652	3,517,652	3,517,652
Accrued liabilities	65,535	82,002	113,278

TOTAL LIABILITIES	12,137,211	11,877,952	34,894,829

Commitments and contingencies
STOCKHOLDERS' EQUITY:
Common stock, $.0001 par value; 250,000,000 shares authorized;129,685,756 and 129,554,226 shares issued and outstanding, respectively.	12,969	12,955	9,443
Additional paid-in capital	176,347,302	175,241,799	141,738,528
Accumulated deficit	(117,408,748)	(111,393,544)	(62,556,249)
Total stockholders' equity	58,951,523	63,861,210	79,191,722
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$71,088,734	$75,739,162	$114,086,551

 For information regarding the accounting consequences of our Offer, see Item 11.

10.	Interests of Directors, Officers and Affiliates; Transactions and Arrangements Concerning our Securities.

Interests of our Directors, Officers and Affiliates

Our Directors and Officers (as defined under Exchange Act Rule 16a-1(f)) are eligible to participate in the Option Exchange.

As of July 15, 2013, our Directors and Officers as a group (7 individuals) held options outstanding to purchase a total of 3,022,000 shares of our Common Stock, all awarded under the 2010 Plan, except 400,000 awarded pursuant to the Stock Awards, and 2,245,00 of these options held by our Directors and Officers are Eligible Options. The 1,845,000 of Eligible Options issued under the 2010 Plan represented approximately 21% of the total options outstanding under the 2010 Plan (the only Equity Plan under which options were outstanding as of July 15, 2013) and the 2,245,000 of Eligible Options held by Directors and Officers represented approximately 38% of all Eligible Options.

For purposes of the following tables, and in accordance with SEC rules, shares of our Common Stock are considered “beneficially owned” (as determined under Exchange Act Rule 13d-3) if the person directly or indirectly has sole or shared power to vote or direct the voting of the shares, has sole or shared power to divest or direct the divestment of the shares, or if he or she has the right to acquire those shares within 60 days (i.e., holds options exercisable for the purchase of those shares within 60 days).

The percentages shown in the following tables have been determined as of July 15, 2013, and are based on a total of 130,185,756 shares of Common Stock outstanding as of such date.

Beneficial owners of more than 5% of our outstanding Common Shares: None.

The following table sets forth as of July 15, 2013, the aggregate number of shares of Common Stock beneficially owned by each Director and Officer, and as a group.

Ownership of Directors and Officers

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percentage of Class

Ivan E. Braiker, Chief Executive Officer and Director	2,183,007	(2)	1.7%

Thomas J. Virgin, Chief Financial Officer	1,194,276	(3)	*

John M. Devlin, Jr., Director	1,161,314	(4)	*

Donald E. Stout, Director	399,196	(5)	*

Todd E. Wilson, Chairman of the Board	495,668	(6)	*

Douglas Stovall, Chief Operating Officer	415,560	(7)	*

Michael Brochu, Director	16,667	(8)	*

Directors and Executive Officers as a Group (7 persons):	5,865,688		4.4%

Beneficial Owners of More than 5% of our Common Stock: None	-		-

*Less than 1%.
(1)	Unless otherwise indicated, the address of the beneficial owner is c/o Augme Technologies, Inc., 350 7th Avenue, 2nd Floor, New York, New York 10001.
(2)

Mr. Braiker holds options to purchase 685,000 shares of common stock of which the right to purchase 489,000 shares are exercisable within 60 days of July 15, 2013. He also owns 1,694,007 shares of common stock.

(3)

Mr. Virgin holds options to purchase 557,500 shares of common stock of which the right to purchase 387,777 shares are exercisable within 60 days of July 15, 2013. He also owns 806,499 shares of common stock.

(4)

Mr. Devlin holds options to purchase 304,000 shares of common stock of which the right to purchase 281,500 shares are exercisable within 60 days of July 15, 2013. He holds warrants to purchase 780,902 shares of common stock of which the right to purchase 736,458 shares are exercisable within 60 days of July 15, 2013. He also owns 143,356 shares of common stock.

(5)

Mr. Stout holds options to purchase 348,000 shares of common stock of which the right to purchase 292,667 shares are exercisable within 60 days of July 15, 2013. He holds warrants to purchase 100,000 shares of common stock of which the right to purchase 55,556 shares are exercisable within 60 days of July 15, 2013. He also owns 50,973 shares of common stock.

(6)
Mr. Wilson holds options to purchase 385,000 shares of common stock of which the right to purchase 362,500 shares are exercisable within 60 days of July 15, 2013. He holds warrants to purchase 100,000 shares of common stock, of which 55,556 shares are vested and exercisable. He also owns 77,612 shares of common stock.

(7)

Mr. Stovall holds options to purchase 742,500 shares of common stock of which the right to purchase 172,778 shares are exercisable within 60 days of July 15, 2013. He also owns 242,782 shares of common stock.

(8)	Mr. Brochu holds warrants to purchase 300,000 shares of common stock, of which 16,667 shares are exercisable within 60 days of July 15, 2013.

The following table alphabetically sets forth the ownership by each of our Directors and Officers of options outstanding, Eligible Options, and the percentage of total Eligible Options owned by each such person, as of July 15, 2013.

Ownership of Eligible Options of Directors and Officers

Named Executive Officer	Reference	Option/Warrant Grant Date	Number of securities underlying unexercised options/warrants (#) Exercisable	Number of securities underlying unexercised options/warrants (#) Unexercisable	Option/Warrant Exercise Price ($)	Option/Warrant Expiration Date
Ivan Braiker	(1)	08/25/2011	161,889	73,111	3.04	08/25/2016

Ivan Braiker	(2)	12/29/2011	150,000	150,000	2.15	12/29/2016

Ivan Braiker	(3)	03/22/2013	150,000	0	0.49	03/22/2016

Thomas J. Virgin	(2)	08/24/2011	62,639	39,861	3.04	08/24/2016

Thomas J. Virgin	(1)	10/07/2011	66,667	33,333	3.10	10/07/2016

Thomas J. Virgin	(2)	12/29/2011	120,000	120,000	2.15	12/29/2016

Thomas J. Virgin	(3)	03/22/2013	115,000	0	0.49	03/22/2016

Douglas Stovall	(2)	12/29/2011	75,000	75,000	2.15	12/29/2016

Douglas Stovall	(2)	06/17/2013	0	500,000	0.39	06/17/2016

Douglas Stovall	(2)	08/24/2013	56,528	35,972	3.04	08/24/2016

(1)	The indicated option’s original vesting was as follows: 20% vested at grant, and 80% vesting 1/36th each month from the grant date.
(2) (3)	The indicated options vest 1/36th each month from the grant date. The indicated options were fully vested at grant.

Securities Transactions

The following is a list of the Common Stock and option transactions effected by the Company or, to our knowledge, our Directors and Officers, or any affiliates thereof, during the 60 days preceding July 26, 2013:
Date	Transaction	Per Share Price
5/28/2013	New hire stock option granted for 17,600 shares	$0.34
5/31/2013	Board of Directors and Board Committee Fees accrued for first quarter of fiscal year 2014, paid 1/2 in stock for total of 71,530 shares to 4 directors.	$0.36
6/3/2013	New hire stock option granted for 45,000 shares.	$0.40
6/4/2013	Issued 500,000 shares to legal firm for payment of services rendered.	$0.40
6/10/2013	New hire stock option granted for 30,625 shares.	$0.42
6/17/2013	Stock option award granted for 500,000 shares to Doug Stovall for his appointment as Chief Operating Officer.	$0.39
6/17/2013	Warrant granted for 300,000 shares to Michael Brochu for appointment to the Board of Directors.	$0.39
6/17/2013	New hire stock option granted for 18,000 shares.	$0.39
6/28/2013	New hire stock option granted for 22,500 shares.	$0.40
7/8/2013	New hire stock option granted for 16,200 shares.	$0.37
7/24/2013	1,860,465 shares released from escrow pursuant to GEOS Stock Purchase Agreement	$2.15

Agreements

We have awarded grants of options for the purchase of shares of Common Stock under the 2010 Plan to our Directors and officers. The 2010 Plan was approved by the Company’s stockholders on September 7, 2010. As of May 31, 2013, an aggregate of approximately 2,600,000 shares of our Common Stock, of the 15,000,000 originally reserved, remained available for grant under the 2010 Plan.

Eligible Options generally vest over a period of three years following the date of grant and may be exercised, if vested, for a period of five years following such date.

Except as otherwise described or incorporated by reference in this Offer to Exchange or the Schedule TO, and except for (i) the 2010 Plan and Augme’s 2004 Stock Plan, both of which are described in Note 9 to the financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2013 (the “2013 Annual Report”), (ii) outstanding warrants to purchase share of Augme’s Common Stock issued to Directors or Officers described under Item 11 of the 2013 Annual Report, and (iii) that certain Amended and Restated Asset Purchase Agreement dated August 25, 2011 and described in Note 4 to the financial statements in the 2013 Annual Report , which descriptions are incorporated herein by reference, and the agreements described above, none of the Company nor, to the Company’s knowledge, any of its Directors, Officers, or affiliates is a party to any contract, arrangement, understanding, or relationship with any other person relating, directly or indirectly, to the Offer or with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss, or the provision or withholding of proxies, consents or authorizations.

11.	Status of Eligible Options Acquired by Us in this Offer; Accounting Consequences of this Offer.

Eligible Options we acquire pursuant to this Offer will be cancelled on the Offer Expiration Date.

We have adopted the provisions of Accounting Standards Codification (ASC) 718 “Compensation – Stock Compensation”. Under ASC 718, we expect to recognize the incremental compensation cost, if any, of the new stock option awards granted in this Offer. The incremental compensation cost will be measured as the excess, if any, of the fair value of each new stock option award granted to employees, Directors or officers in exchange for surrendered stock options, measured as of the date such awards are granted, over the fair value of the original stock option surrendered in exchange for such awards, measured immediately before the exchange. The incremental and remaining compensation expense associated with this Offer will be recognized over the service period of such awards. If any portion of the Replacement Options granted is forfeited prior to the completion of the service condition due to termination of employment or service, the compensation cost for the forfeited portion of the award will not be recognized.

12.	Agreements; Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of Eligible Options and grant of Replacement Options as contemplated by this Offer. If any approval or other action by any government or governmental, administrative, or regulatory authority or agency, domestic or foreign, is required for the acquisition or ownership of our options and a procedure for obtaining such approval is practically available, as contemplated herein, we presently contemplate we will undertake commercially reasonable steps to obtain such approval or take such other action. We are unable to predict whether we may in the future determine we are required to delay the acceptance of options or not accept options for exchange pending the outcome of any such matter. We cannot assure you any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under this Offer to accept options tendered for exchange and to grant Replacement Options for options tendered as part of the exchange is subject to conditions, including the conditions described in Section 6 of this Offer to Exchange entitled “Conditions of this Offer.”

13.	Material U.S. Federal Income Tax Consequences.

YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of the material U.S. federal income tax consequences of the exchange of Eligible Options for Replacement Options pursuant to the Offer for those Eligible Participants subject to U.S. federal income tax. This discussion is based on the Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of the Offer to Exchange, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. This summary does not address applicable foreign, state, or local taxes to which you may be subject.

If you are a citizen or resident of, or are otherwise subject to the tax laws of, another country, or change your residence or citizenship during the term of this Offer, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the United States apply to your specific situation.

Option holders whose Eligible Options are exchanged for Replacement Options under the Exchange Offer should not be required to recognize income for U.S. income tax purposes at the time of the exchange.  We believe that the exchange will be treated as a non-taxable event.

Eligible Options will be exchanged for Replacement Options generally characterized in the same manner as your surrendered options as either Non-Qualified Stock Options or Incentive Stock Options for purposes of the Code, however, Replacement Options will qualify as Incentive Stock Options only to the maximum extent they still qualify as Incentive Stock Options under applicable provisions of current U.S. tax law on the Grant Date.

For Replacement Options to qualify as Incentive Stock Options, among other requirements, the value of shares subject to Incentive Stock Options that first become exercisable by the option holder in any calendar year (“First Year Vested Options”) cannot exceed $100,000, as determined using the New Exercise Price. Any First Year Vested Options in excess of the limit are treated as Non-Qualified Stock Options.

For purposes of the $100,000 limitation, all First Year Vested Options held by an individual must be counted.  Treasury Regulations require that all First Year Vested Options be counted, even those that are cancelled during the year of first vesting. Accordingly, Eligible Options that are First Year Vested Options count towards the $100,000 limitation even though they will be cancelled rather than exercised.  This may reduce the amount of Replacement Options that are First Year Vested Options for 2013 that can be treated as Incentive Stock Options resulting in a given holder having fewer qualifying options.

Under the Code, the holder of an Incentive Stock Option only receives favorable tax treatment if the holder does not sell the stock received on exercise of the option for a period of at least two (2) years from the date the Incentive Stock Option is granted and at least one (1) year from the date the holder exercises the option. A disposition of the shares received prior to the end of either required holding period is considered a “disqualifying disposition” and result in the treatment of the option as if a Non-Qualifying Stock Option (generally resulting in ordinary income treatment for at least a portion of the gain received from the disqualifying disposition).  An exchanging holder of an Incentive Stock Option will be required to “restart” his or her holding period with respect to the Replacement Option for purposes of both the two (2) year holding period requirement and the one (1) year holding period requirement.

Non-exchanging holders of Eligible Options classified as Incentive Stock Options may be affected by the Exchange Offer, even though they do not exchange their Incentive Stock Options.  Treasury Regulations specify that if the Exchange Offer is open for thirty (30) days or more, the Exchange Offer is treated as a deemed modification of the outstanding Incentive Stock Options whether or not they are exchanged in the Exchange Offer.  The modification is treated as if the old Incentive Stock Options are surrendered on the date of the exchange and are re-granted as new Incentive Stock Options, if a deemed modification occurs.

Tax Treatment of Incentive Stock Options

Under current tax law, an option holder will not realize taxable income upon the grant of an Incentive Stock Option.  In addition, an option holder generally will not realize taxable income upon the exercise of an Incentive Stock Option.  However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option.  Except in case of an option holder’s death or disability, if an option is exercised more than three (3) months after the option holder’s termination of employment, the option ceases to be treated as an Incentive Stock Option and is subject to taxation under the rules that apply to Non-Qualified Stock Options.

           If the option holder sells the shares underlying an option acquired upon exercise of an Incentive Stock Option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying.  The disposition of the shares underlying an option is qualifying if it is made:  more than two (2) years after the date the Incentive Stock Option was granted; and more than one (1) year after the date the Incentive Stock Option was exercised.

If the disposition of the shares underlying the option is qualifying, any excess of the sale price of the shares underlying the option over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale.

If the disposition is not qualifying, the excess of the fair market value of the shares underlying the option on the date the option was exercised (or, if less, the amount realized on the disposition of the shares) over the exercise price will be taxable to the option holder as the time of the disposition.

Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one (1) year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an Incentive Stock Option.  If an option holder engages in a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

Tax Treatment of Non-Qualified Options

Under current law, an option holder generally will not realize taxable income upon the grant of a Non-Qualified Stock Option issued under the 2010 Plan.

When an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder. If you were an employee at the time of the grant of the option, any income recognized upon exercise of a Non-Qualified Stock Option generally will constitute wages for which withholding will be required.

Upon disposition of the shares acquired upon exercise of a non-qualified option, any gain or loss is treated as capital gain or loss. Whether such gain or loss is long-term or short-term will depend upon the amount of time that elapses from the date that you exercise Replacement Options until the date of disposition of the shares of Common Stock issued to you upon exercise of such Replacement Options.

We generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with eligible reporting requirements.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND ANY NON U.S. TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER, AS THE TAX CONSEQUENCES TO YOU ARE DEPENDENT ON YOUR INDIVIDUAL SITUATION.

IN ADDITION, IF YOU ARE A CITIZEN OR RESIDENT OR SUBJECT TO THE TAX LAWS OF MORE THAN ONE COUNTRY, YOU SHOULD BE AWARE THAT THERE MAY BE ADDITIONAL OR DIFFERENT TAX AND SOCIAL INSURANCE CONSEQUENCES THAT MAY APPLY TO YOU.  WE STRONGLY RECOMMEND THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR TO DISCUSS THE PERSONAL TAX CONSEQUENCES TO YOU OF PARTICIPATING IN THIS OFFER.

14.	Extension of Offer; Termination; Amendment.

We expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 6 of this Offer to Exchange entitled “Conditions of this Offer” has occurred or is deemed by us to have occurred, to extend the period of time during which this Offer is open, and thereby delay the acceptance for exchange of any Eligible Options, by giving oral or written notice of such extension to the option holders eligible to participate in the exchange or making a public announcement thereof.

We also expressly reserve the right, in our reasonable judgment, before the Offer Expiration Date, to terminate or amend this Offer and to postpone our acceptance and cancellation of any options elected for exchange upon the occurrence of any of the conditions specified in Section 6 by giving oral or written notice of such termination, amendment or postponement to Eligible Participants and making a public announcement thereof. We will return the options elected for exchange promptly after termination or withdrawal of the Offer.

Subject to compliance with applicable law, we further reserve the right, in our sole discretion, and regardless of whether any event set forth in Section 6 has occurred or is deemed by us to have occurred, to amend this Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in this Offer to option holders or by decreasing or increasing the number of options being sought in this Offer.

Amendments to this Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 9:00 a.m. Eastern time, on the next business day following the previously scheduled expiration of this Offer. Any public announcement made pursuant to this Offer will be disseminated promptly to option holders in a manner reasonably designed to inform option holders of such change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release via the Marketwire news service.

If we materially change the terms of this Offer or the information concerning this Offer, or if we waive a material condition of this Offer, we will extend this Offer. Except for a change in price or a change in percentage of securities sought, the amount of time by which we will extend this Offer following a material change in the terms of this Offer or information concerning this Offer will depend on the facts and circumstances, including the relative materiality of such terms or information. If we decide to take any of the following actions, we will publish notice or otherwise notify you of such action in writing after the date of such notice:

(a) we increase or decrease the amount of consideration offered for the options;

(b) we decrease the number of options eligible to be elected for exchange in this Offer; or

(c) we increase the number of options eligible to be elected for exchange in this Offer by an amount that exceeds 2% of the shares of Common Stock issuable upon exercise of the options that are subject to this Offer immediately prior to the increase;

and if this Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in this Section 14 of this Offer, we will extend this Offer so that this Offer is open at least 10 business days following the publication, sending or giving of notice.

15.	Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer, or other person for soliciting elections to exchange options pursuant to this Offer.

16.	Additional Information.

Before making a decision on whether to elect to exchange your Eligible Options, you should review, in addition to the Offer Documents, the following materials we have filed with the SEC:

(a) Our Annual Report on Form 10-K for the fiscal year ended February 28, 2013, filed with the SEC on May 24, 2013.

(b) Quarterly Report on Form 10-Q for the three months year ended May 31, 2013, as filed with the SEC on July 10, 2013.

(c) Our Current Report on Form 8-K filed with the SEC on June 10, 2013.

These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined at, and copies may be obtained from, the SEC public reference rooms located at:

100 F Street, N.E.
Washington, D.C. 20549

You may obtain information on the operation of the public reference room by calling the SEC at (202) 551-8090.

Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.

We will also provide, without charge, to each person to whom a copy of this Option Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Augme Technologies, Inc.
Attention: Todd E. Wilson, Secretary
4400 Carillon Point
Kirkland WA, 98033

or by calling us at (425) 452-1111.

As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about Augme should be read together with the information contained in the documents to which we have referred you.

17.	Miscellaneous.

The Offer Documents and our SEC reports referred to above include “forward-looking statements.” These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of such terms or other comparable terminology. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed in our most recently filed report on Form 10-K or Form 10-Q.

The safe harbor provided in the Private Securities Litigation Reform Act of 1995, by its terms, does not apply to statements made in connection with this Offer.

We are not aware of any jurisdiction where the making of this Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of this Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, this Offer will not be made to, nor will elections to exchange options be accepted from or on behalf of, the option holders residing in such jurisdiction.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM EXCHANGING YOUR OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED TERMS OF ELECTION FORM. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.
Augme Technologies, Inc.
 August 2, 2013

SCHEDULE A

Augme Technologies, Inc. 2010 Incentive Stock Option Plan

SCHEDULE B

Form of Replacement Option Award Agreement